Exhibit 99.1

                                                                 EXECUTION COPY









                          AGREEMENT AND PLAN OF MERGER



                                 BY AND BETWEEN



                          BERKSHIRE HILLS BANCORP, INC.

                                       AND


                             WORONOCO BANCORP, INC.



                          DATED AS OF DECEMBER 16, 2004

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                                TABLE OF CONTENTS
                                                                           PAGE

Article I  The Merger........................................................1

    Section 1.1  The Merger..................................................1

    Section 1.2  Closing.....................................................1

    Section 1.3  Effective Time..............................................2

    Section 1.4  Effects of the Merger.......................................2

    Section 1.5  Certificate of Incorporation and Bylaws of the
                 Surviving Corporation.......................................2

    Section 1.6  Directors and Officers......................................2


Article II Effect of the Merger on the Capital Stock of the Constituent
           Corporations; Exchange of Certificates............................2

    Section 2.1  Effect on Capital Stock.....................................2

    Section 2.2  Company Stock Options and Company Stock-Based Awards........3

    Section 2.3  Certain Adjustments.........................................5

    Section 2.4  Shares of Dissenting Stockholders...........................6

    Section 2.5  Election and Exchange Procedures............................7


Article III   Representations and Warranties................................12

    Section 3.1  Representations and Warranties of the Company..............12

    Section 3.2  Representations and Warranties of Parent...................38


Article IV    Covenants Relating to Conduct of Business.....................48

    Section 4.1  Conduct of Business by the Company.........................48

    Section 4.2  Advice of Changes..........................................53

    Section 4.3  No Solicitation by the Company.............................53

    Section 4.4  Transition.................................................55

    Section 4.5  No Fundamental Changes in the Conduct of Business by
                 Parent.....................................................56


Article V  Additional Agreements............................................56

    Section 5.1  Preparation of the Form S-4, Joint Proxy Statement;
                 Stockholders Meetings......................................56

    Section 5.2  Access to Information; Confidentiality.....................58

    Section 5.3  Reasonable Best Efforts....................................59




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    Section 5.4  Rule 16b-3 Actions.........................................59

    Section 5.5  Indemnification, Exculpation and Insurance.................60

    Section 5.6  Fees and Expenses..........................................61

    Section 5.7  Public Announcements.......................................61

    Section 5.8  Affiliates.................................................61

    Section 5.9  Stock Exchange Listing.....................................62

    Section 5.10 Stockholder Litigation.....................................62

    Section 5.11 Standstill Agreements; Confidentiality Agreements..........62

    Section 5.12 Employee Benefits..........................................62

    Section 5.13 Tax Matters................................................63

    Section 5.14 Boards of Directors........................................64

    Section 5.15 Advisory Board of Parent...................................64


Article VI Conditions Precedent.............................................65

    Section 6.1  Conditions to Each Party's Obligation to Effect the
                 Merger.....................................................65

    Section 6.2  Conditions to Obligations of Parent........................65

    Section 6.3  Conditions to Obligations of the Company...................66

    Section 6.4  Frustration of Closing Conditions..........................67


Article VII   Termination, Amendment and Waiver.............................67

    Section 7.1  Termination................................................67

    Section 7.2  Effect of Termination......................................68

    Section 7.3  Amendment..................................................69

    Section 7.4  Extension; Waiver..........................................69


Article VIII  General Provisions............................................70

    Section 8.1  Nonsurvival of Representations and Warranties..............70

    Section 8.2  Notices....................................................70

    Section 8.3  Definitions................................................71

    Section 8.4  Interpretation.............................................72

    Section 8.5  Counterparts...............................................72

    Section 8.6  Entire Agreement; No Third-Party Beneficiaries.............73

    Section 8.7  Governing Law..............................................73

    Section 8.8  Assignment.................................................73



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    Section 8.9  Consent to Jurisdiction....................................73

    Section 8.10 Headings...................................................73

    Section 8.11 Severability...............................................73

    Section 8.12 Enforcement................................................74



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                             INDEX OF DEFINED TERMS

TERM                                                           PAGE

Affiliate........................................................68
Affiliated Person................................................68
Agreement.........................................................1
AMEX..............................................................9
Assumed Stock-Based Award.........................................4
Assumed Stock Option..............................................3
Bank Combination.................................................56
BIF..............................................................10
Brokered Deposits................................................68
Business Day......................................................1
Cash Consideration................................................3
Cash Election.....................................................3
Cash Election Shares..............................................3
Certificate of Merger.............................................2
Change in the Company Recommendation.............................51
Closing...........................................................1
Closing Date......................................................1
Code..............................................................1
Company...........................................................1
Company Acquisition Agreement....................................66
Company Bank......................................................9
Company Bank Designees............................................2
Company Common Stock..............................................1
Company Disclosure Schedule.......................................9
Company Filed SEC Documents......................................15
Company Holding Company Designees.................................2
Company Insiders.................................................57
Company Material Contracts.......................................15
Company Permitted Liens..........................................10
Company Plan.....................................................22
Company Preferred Stock..........................................10
Company Recommendation...........................................55
Company Regulatory Agreement.....................................17
Company SEC Documents............................................13
Company Section 16 Information...................................57
Company Stock-Based Award.........................................4
Company Stock Certificates........................................7
Controlled Group Liability.......................................24
Company Stockholder Approval.....................................29
Company Stockholders Meeting......................................7
Company Stock Option..............................................3
Company Stock Plans...............................................3



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Company Takeover Proposal........................................51
Confidentiality Agreement........................................51
Continuing Employees.............................................59
Controlled Group Liability.......................................24
Derivative Transactions..........................................30
DGCL..............................................................1
Dissenting Shares.................................................5
Effective Time....................................................2
Election..........................................................6
Election Deadline.................................................7
Employee.........................................................14
Employer Securities..............................................26
Employment Agreement.............................................22
Environmental Claims.............................................27
ERISA............................................................22
ERISA Affiliate..................................................24
ESOP.............................................................25
Evaluation Material..............................................55
Excess ESOP.......................................................4
Exchange Act.....................................................11
Exchange Agent....................................................7
Exchange Fund.....................................................8
Exchange Ratio....................................................3
FDIC.............................................................10
Finance Laws.....................................................18
Form of Election..................................................7
Form S-4.........................................................12
GAAP.............................................................13
Governmental Entity..............................................12
HOLA..............................................................9
Holder............................................................6
Indebtedness.....................................................15
Indemnified Parties..............................................57
Instruments of Indebtedness......................................14
Intellectual Property............................................27
IRS..............................................................20
Joint Proxy Statement............................................12
knowledge........................................................68
Leased Properties................................................33
Leases...........................................................32
Letter of Transmittal............................................10
Liens............................................................10
Loan.............................................................25
Major Company Stockholder........................................11
Major Parent Stockholder.........................................37
Material Adverse Change..........................................68



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Material Adverse Effect..........................................68
Merger............................................................1
Merger Consideration..............................................3
Multiemployer Plan...............................................23
Multiple Employer Plan...........................................24
Non-Election Shares...............................................3
OREO.............................................................35
Other Company Documents..........................................17
Other Parent Documents...........................................41
OTS...............................................................9
Owned Properties.................................................33
Parent............................................................1
Parent Adjustment Event...........................................5
Parent Advisory Board............................................61
Parent Bank.......................................................2
Parent Common Stock...............................................3
Parent Convertible Securities....................................37
Parent Disclosure Schedule.......................................35
Parent ERISA Affiliate...........................................44
Parent Filed SEC Documents.......................................42
Parent Permits...................................................40
Parent Plans.....................................................43
Parent Preferred Stock...........................................36
Parent Recommendation............................................55
Parent Regulatory Agreement......................................41
Parent SEC Documents.............................................39
Parent Stock Certificate..........................................9
Parent Stock Options.............................................36
Parent Stock Plans...............................................37
Parent Stockholder Approval......................................45
Parent Stockholders Meeting......................................45
Parent Title IV Plans............................................43
Permits..........................................................17
Permitted Deposit Liabilities....................................49
Person...........................................................69
Plan.............................................................23
Policies, Practices and Procedures...............................31
Pre-Termination Takeover Proposal Event..........................66
qualified by materiality.........................................63
Qualified Plans..................................................23
Representatives..................................................55
Requisite Regulatory Approvals...................................62
Restraints.......................................................60
SEC...............................................................9
Securities Act...................................................13
Shortfall Number..................................................5




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Software.........................................................27
Stock Consideration...............................................3
Stock Conversion Number...........................................5
Stock Election....................................................3
Stock Election Number.............................................5
Stock Election Shares.............................................3
Subsidiary.......................................................69
Surviving Corporation.............................................1
Tax..............................................................22
Tax Return.......................................................22
Taxes............................................................22
Third Party Leases...............................................33
Unlawful Gains...................................................19
Wachtell, Lipton..................................................1
Withdrawal Liability.............................................24



                                        vii
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           AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of
December 16, 2004, by and between Berkshire Hills Bancorp, Inc., a Delaware corporation ("PARENT"), and Woronoco Bancorp, Inc., a Delaware corporation (the "COMPANY").

                             W I T N E S S E T H:

           WHEREAS, each of Parent and the Company desire to enter into a transaction whereby the Company will merge with and into Parent (the "MERGER"), with Parent being the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b));

           WHEREAS, the respective Boards of Directors of Parent and the Company have each approved this Agreement and the Merger in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and determined that the Merger is advisable; and

           WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement be, and is hereby, adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER


     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Company shall be merged with and into Parent at the Effective Time (as defined below). Following the Effective Time, Parent shall be the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the DGCL.

     SECTION 1.2 CLOSING. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof, the closing of the Merger (the "CLOSING") will take place at 9:00 a.m. on a date to be specified by the parties (the "CLOSING DATE"), which date shall be no later than the fifth Business Day (as defined herein) after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Wachtell, Lipton, Rosen & Katz ("WACHTELL, LIPTON"), 51 West 52nd Street, New York, New York 10019 or at such other location as is agreed to by the parties hereto. "BUSINESS DAY" shall mean Monday through Friday of each week, except a legal holiday recognized as such by the



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U.S. Government or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated to close.

     SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, at the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger in accordance with the DGCL (the "CERTIFICATE OF MERGER") and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

     SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

     SECTION 1.5 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The certificate of incorporation and the bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6 DIRECTORS AND OFFICERS.

     (a) From and after the Effective Time and subject to applicable law, the directors of Parent and Berkshire Bank ("PARENT BANK") shall respectively consist of the directors of Parent and Parent Bank in office immediately prior to the Effective Time, together with Cornelius Mahoney and two other individuals designated by the Company and reasonably acceptable to Parent from among those currently serving on the board of directors of the Company (these three individuals being collectively referred to as the "COMPANY HOLDING COMPANY DESIGNEES" and the "COMPANY BANK DESIGNEES," respectively), in each case as provided in Section 5.14, until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of Parent and Parent Bank, as applicable.

     (b) From and after the Effective Time, the officers of Parent shall become the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     SECTION 2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:



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     (a) CANCELLATION OF TREASURY STOCK. Each share of Company Common Stock that is owned by the Company or Parent (in each case other than shares held in a fiduciary or agency capacity or in satisfaction of debts previously contracted) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) CONVERSION OF COMPANY COMMON STOCK. Subject to the provisions of this
Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired pursuant to Section 2.1(a) hereof, and other than Dissenting Shares (as defined in Section 2.4)) shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in Section 2.5 below and subject to
Section 2.3, into the right to receive the following, without interest:

          (i) for each share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to Section 2.5 (a "CASH ELECTION"), the right to receive in cash from Parent, without interest, an amount equal to $36.00 (the "CASH CONSIDERATION") (collectively, "CASH ELECTION SHARES");

          (ii) for each share of Company Common Stock with respect to which an election to receive common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") has been effectively made and not revoked or lost pursuant to Section 2.5 (a "STOCK ELECTION"), the right to receive from Parent 1.00 (the "EXCHANGE RATIO") share of Parent Common Stock (the "STOCK CONSIDERATION") (collectively, the "STOCK ELECTION SHARES"); and

          (iii) for each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or lost pursuant to Section 2.5 ( "NON-ELECTION SHARES"), the right to receive from Parent such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 2.3(c).

     The Cash Consideration and Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION." Upon such conversion, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Company Stock Certificate (as defined in Section 2.5(d)) shall thereafter represent the right to receive the Merger Consideration, cash for fractional shares in accordance with Section 2.5(l) and any dividends or other distributions pursuant to Section 2.5(k) upon the surrender of the Company Stock Certificate in accordance with the terms hereof.

          SECTION 2.2 COMPANY STOCK OPTIONS AND COMPANY STOCK-BASED AWARDS.

     (a) Effective as of the Effective Time, each then outstanding option to purchase shares of Company Common Stock (each a "COMPANY STOCK OPTION") granted pursuant to the Company's 2004 Equity Compensation Plan, 2001 Stock Option Plan or Amended and Restated 1999 Stock-Based Incentive Plan (the "COMPANY STOCK PLANS") shall be



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assumed by Parent and shall be converted automatically into an option to purchase a number of shares of Parent Common Stock (rounded to the nearest whole share) (an "ASSUMED STOCK OPTION") at an exercise price determined as provided below (and otherwise subject to the terms of the Company Stock Plans and the agreements evidencing grants thereunder):

          (i) The number of shares of Parent Common Stock to be subject to the Assumed Stock Option shall be equal to the number of whole shares of Company Common Stock subject to the Company Stock Option immediately prior to the Effective Time; and

          (ii) The exercise price per share of Parent Common Stock under the Assumed Stock Option shall be equal to the exercise price per share, rounded to the nearest whole cent, of Company Common Stock under the Company Stock Option immediately prior to the Effective Time.

In the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as otherwise provided herein, the Assumed Stock Options shall be subject to the same terms and conditions as were applicable to the corresponding Company Stock Options immediately prior to the Effective Time; provided, however, that references to the Company shall be deemed to be references to Parent.

     (b) At the Effective Time, each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, granted under the Company Stock Plans or accrued under the Supplemental Executive Retirement Plan for the Company Bank (the "EXCESS ESOP"), including restricted stock, restricted stock units, performance stock units and deferred stock units and excluding the Company Stock Options (each, a "COMPANY STOCK-BASED AWARD"), whether vested or unvested, which is outstanding or unsatisfied immediately prior to the Effective Time, shall cease to represent a right or award with respect to shares of Company Common Stock and shall be converted, at the Effective Time, into a right or award with respect to shares of Parent Common Stock (an "ASSUMED STOCK-BASED AWARD"), on the same terms and conditions as were applicable under the Company Stock-Based Awards, provided that all such rights or awards shall vest as of the Effective Time to the extent provided, as of the date hereof, by their terms. The number of shares of Parent Common Stock subject to each such Assumed Stock-Based Award shall be equal to the number of shares of Company Common Stock subject to the Company Stock-Based Award, rounded to the nearest whole share.

     (c) Effective as of the Effective Time, Parent shall assume the Company Stock Plans and take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock upon the exercise of the Assumed Stock Options and settlement of the Assumed Stock-Based Awards. On or as soon as practicable following the Closing Date (and in no event more than ten Business Days after the Closing Date), Parent shall file a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act (as defined below) with respect to the issuance of the shares of Parent Common Stock subject to the Assumed Stock Options and the Assumed



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Stock-Based Awards and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such stock options remain outstanding.

     (d) Prior to the Effective Time, the Company shall take any and all actions necessary to effectuate this Section 2.2, including the approval of any amendments to the Company's Stock Plans and the Excess ESOP.

     SECTION 2.3 CERTAIN ADJUSTMENTS; PRORATION.

     (a) If after the date hereof and on or prior to the Effective Time the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, a "PARENT ADJUSTMENT EVENT"), the Exchange Ratio shall be proportionately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such Parent Adjustment Event.

     (b) Notwithstanding any other provision contained in this Agreement, (1) the total number of shares of Company Common Stock to be converted into Stock Consideration pursuant to Section 2.1(b) (the "STOCK CONVERSION NUMBER") shall be equal to the product obtained by multiplying (x) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time by (y)
0.75 and (2) all of the other shares of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into Cash Consideration (in case of each of clauses (1) and (2), excluding shares of Company Common Stock to be canceled as provided in Section 2.1(a) and Dissenting Shares).

     (c) Within five Business Days after the Effective Time, Parent shall cause the Exchange Agent (as defined in Section 2.5) to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

          (i) If the aggregate number of shares of Company Common Stock with respect to which Stock Elections shall have been made (the "STOCK ELECTION NUMBER") exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and

          (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "SHORTFALL NUMBER"), then all



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          Stock Election Shares shall be converted into the right to receive the
          Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                    (A) If the Shortfall Number is less than or equal to the
               number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                    (B) If the Shortfall Number exceeds the number of
               Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

     SECTION 2.4 SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised his appraisal rights under the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right after the Election Deadline, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Stock Election Consideration or the Cash Election Consideration, or a combination thereof, as determined by Parent in its sole discretion. The Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or




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


notices. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     SECTION 2.5 ELECTION AND EXCHANGE PROCEDURES. Each holder of record of shares of Company Common Stock (other than Dissenting Shares) ("HOLDER") shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

     (a) Each Holder may specify in a request made in accordance with the provisions of this Section 2.5 (herein called an "ELECTION") (x) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (y) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

     (b) Immediately prior to the Closing, Parent shall deposit or cause to be deposited in trust with the Exchange Agent certificates representing the Parent Common Stock issuable pursuant to Section 2.1(b)(ii), cash sufficient to pay the Cash Consideration pursuant to Section 2.1(b)(i), cash in lieu of fractional shares pursuant to Section 2.5(l) and any dividends and other distributions pursuant to Section 2.5(k). Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND." Parent shall prepare a form reasonably acceptable to the Company (the "FORM OF ELECTION") which shall be mailed to the Company's stockholders entitled to vote at the meeting of the stockholders of the Company at which the stockholders of the Company consider and vote on this Agreement (the "COMPANY STOCKHOLDERS MEETING") so as to permit the Company's stockholders to exercise their right to make an Election prior to the Election Deadline (as defined below).

     (c) Parent shall make the Form of Election initially available at the time that the Joint Proxy Statement (as defined herein) is made available to the stockholders of the Company, to such stockholders, and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any stockholder of the Company who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline. In no event shall the Form of Election be made available less than twenty (20) days prior to the Election Deadline.

     (d) Any Election shall have been made properly only if the Person authorized to receive Elections and to act as Exchange Agent under this Agreement, which Person shall be designated by Parent and not reasonably objected to by the Company (the "EXCHANGE AGENT"), shall have received, by 5:00 p.m. New York City time, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates of the shares of Company Common Stock (the "COMPANY STOCK CERTIFICATES") to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Parent, in its sole discretion. As used herein, "ELECTION DEADLINE" means 5:00 p.m. New York City time on the date that is the day prior to the date of the Company Stockholder Meeting. Parent and the Company shall cooperate to issue a press release announcing the date of the Election Deadline not more than fifteen (15) Business Days before, and at least five (5) Business Days prior to, the Election Deadline.

     (e) If Parent shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Company Common Stock, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

     (f) Any Company stockholder may, at any time prior to the Election Deadline, change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. Any Company stockholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Company Stock Certificate, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent that this Agreement has been terminated in accordance with Article VII.

     (g) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a Company Stock Certificate so surrendered is registered, it shall be a condition to such payment that such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such payment to a Person other than the registered holder of such Company Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable. The Exchange Agent or the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Exchange Agent or the Surviving Corporation and such amounts shall be delivered by the Exchange Agent or the Surviving Corporation to the applicable taxing authority.

     (h) The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article II.

     (i) Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock six months after the Effective Time shall be delivered to the Surviving Corporation and any holders of Company Common Stock who have not theretofore complied with this Section 2.5 shall thereafter look only to the Surviving Corporation for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.1(b), any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to
Section 2.5(l) and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.5(k). Notwithstanding the foregoing, neither the Parent nor the Exchange Agent shall be liable to any Holder of a Company Stock Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (j) If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Exchange Agent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent or the Surviving Corporation will deliver in exchange for such lost, stolen or destroyed Company Stock Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, in each case, pursuant to this Agreement.

     (k) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5(l) below, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Stock Certificate in accordance with Section 2.5(o) below. Subject to the effect of applicable laws, following surrender of any such Company Stock Certificate there shall be paid to the Holder of a certificate for Parent Common Stock (a "PARENT STOCK CERTIFICATE") representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date prior to such surrender payable with respect to such shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes, if necessary.

          (l) (i) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Company Stock Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

               (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Stock Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of: (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price for a share of Parent Common Stock on the American Stock Exchange (the "AMEX") on the third trading day immediately preceding the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify the Surviving Corporation, and the Surviving Corporation shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     (m) Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any Company Stockholder with the Election procedures set forth herein, (B) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.5, (C) the issuance and delivery of Parent Stock Certificates into which shares of Company Common Stock are converted in the Merger and (D) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Parent Common Stock.

     (n) The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent or the Surviving Corporation, as the case may be, on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent, if resulting prior to the Effective Time, or to the Surviving Corporation, if resulting following the Effective Time.

     (o) Within five Business Days after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Company Stock Certificate who did not properly complete and submit a Form of Election:
(i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon delivery of the Company Stock Certificates (or affidavits of loss in lieu of such certificates) to the Exchange Agent, and which Letter of

Transmittal shall be in customary form and have such other provisions as Parent or the Surviving Corporation, as the case may be, may reasonably specify ("LETTER OF TRANSMITTAL") and (ii) instructions for effecting the surrender of such Company Stock Certificates in exchange for the Merger Consideration (and any cash to be paid pursuant to Sections 2.5(k) or 2.5(l)). Upon surrender of a Company Stock Certificate to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor (i) one or more shares of Parent Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1(b)(ii), and (ii) a check for the cash portion of the Merger Consideration that such holder has a right to receive pursuant to Section 2.1(b)(i) and for the cash that such holder has the right to receive pursuant to the provisions of this Section 2.5, including cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.5(l) and dividends and other distributions pursuant to Section 2.5(k). No interest will be paid or will accrue on any cash payable for the cash portion of the Merger Consideration or pursuant to Section 2.5(k) or Section 2.5(l).

     (p) All shares of Parent Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of this Article II (including any cash paid pursuant to Sections 2.5(k) or 2.5(l)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock. Until surrendered as contemplated by this
Section 2.5, each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration (and any cash to be paid pursuant to Sections 2.5(k) or 2.5(l)).

     (q) At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                              ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to Parent as follows:

     (a) ORGANIZATION, STANDING AND CORPORATE POWER.

          (i) Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to Subsidiaries other than Woronoco Savings Bank ("COMPANY BANK"), for those jurisdictions where the failure to be duly organized, validly existing and in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect to the Company. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. The Company is duly registered as a savings and loan holding company with the Office of Thrift Supervision (the "OTS") under the Home Owners' Loan Act of 1933 (the "HOLA"), and Company Bank is a Massachusetts chartered savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

          (ii) The Company has delivered or made available to Parent prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and bylaws or other organizational documents, as amended to date, of the Company and its Subsidiaries.

          (iii) Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, the minute books of the Company and its Subsidiaries, in all material respects, contain accurate records of all meetings and accurately reflect all other material actions taken by the stockholders of the Company and its Subsidiaries, the boards of directors of the Company and its Subsidiaries and all standing committees of the boards of directors of the Company and its Subsidiaries.

     (b) SUBSIDIARIES. Section 3.1(b) of the Company Disclosure Schedule lists all the Subsidiaries of the Company, whether consolidated or unconsolidated, and sets forth the issued and outstanding securities of each of such Subsidiaries and its jurisdiction of incorporation. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, all outstanding shares of capital stock of, or other equity interests in, each such
Subsidiary: (i) have been validly issued and are fully paid and nonassessable;
(ii) are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than those imposed generally on similar entities under applicable law (collectively, "LIENS"), and other than Company Permitted Liens (as defined in this Section 3.1(b)); and (iii) other than Company Permitted Liens, are free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as currently conducted. Neither the Company nor any of its Subsidiaries conducts any operations outside of the United States or conducts any operations that are subject to any regulatory oversight by Governmental Entities (as defined below in Section 3.1(d)) outside of the United States. Other than the Subsidiaries of the Company, the Company does not own or control, directly or indirectly, a 5% or greater equity interest in any corporation, company, association, partnership, joint venture or other entity, nor is any corporation, company, association, partnership, joint venture or other entity consolidated with the Company for financial reporting purposes. For purpose of this Section 3.1(b) (except as indicated) and elsewhere through this Agreement "COMPANY PERMITTED LIENS" shall mean (A) Liens described in Section 3.1(b) of the Company Disclosure Schedule;
(B) restrictions on transferability pursuant to federal and state securities laws; and (C) Liens for Taxes not yet due or delinquent or being contested in good faith and for which reserves appropriate in all material respects have been established in accordance with GAAP (as defined in Section 3.1(e)(ii)). The deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Company Bank.

     (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 16,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share, of the Company ("COMPANY PREFERRED STOCK"). As of the date of this Agreement: (i) 3,657,336 shares of Company Common Stock were issued and outstanding; (ii) 2,341,524 shares of Company Common Stock were held by the Company in its treasury and no shares of Company Common Stock were held by Subsidiaries of the Company; (iii) no shares of Company Preferred Stock were issued and outstanding; (iv) no shares of Company Preferred Stock were held by the Company in its treasury or were held by any Subsidiary of the Company; (v) 1,112,755 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans, of which 503,991 shares are subject to outstanding Company Stock Options; and (vi) 22,295 shares of Company Common Stock are subject to Company Stock-Based Awards that are accrued as of the date hereof under the Excess ESOP. All outstanding shares of capital stock of the Company are, and all shares thereof which may be issued prior to the Closing will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Company has delivered to Parent a true and complete list, as of the close of business on the date of this Agreement, of all outstanding Company Stock Options granted under the Company Stock Plans and all outstanding and unvested Company Stock-Based Awards granted or accrued under the Company Stock Plans and the Excess ESOP, or otherwise granted, the number of shares subject to each such Company Stock Option or Company Stock-Based Award, the grant dates, the vesting schedule and the exercise prices (if any) of each such Company Stock Option or Company Stock-Based Award and the names of the holders thereof. Except as set forth in this Section 3.1(c), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of the Company, (B) any securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company or any Subsidiary of the Company, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests of the Company, and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, other than pursuant to any "cashless exercise" provision of any Company Stock Options as previously disclosed to Parent. Except as set forth in
Section 3.1(c) of the Company Disclosure Schedule, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any Subsidiary of the Company, (B) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or other ownership interests in, any Subsidiary of the Company or (C) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of Subsidiaries of the Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party and, to the knowledge of the Company as of the date hereof, no other Person having beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of 5% or more of the outstanding Company Common Stock (a "MAJOR COMPANY STOCKHOLDER") is a party, to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to any of the securities of the Company or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company as of the date hereof, any Major Company Stockholder is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

     (d) AUTHORITY; NONCONTRAVENTION. The Company has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Company Stockholder Approval (as defined in Section 3.1(r)), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby (including the Bank Combination (as defined in Section 5.3(c))) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation, forfeiture or termination of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of forfeiture, termination, cancellation or acceleration (with or without notice or lapse of time, or both) of any obligation or loss of a benefit or, in the case of clause (iii) below, any material obligation or loss of a material benefit, under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the certificate of incorporation or bylaws of the Company, (ii) the certificate of incorporation or bylaws or the comparable organizational documents of any of its Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, vendor agreement, software agreement or other agreement, instrument, Intellectual Property (as defined in Section 3.1(n)) right, permit, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets that is, individually or in the aggregate, material to the operations of the Company and its Subsidiaries, taken as a whole, or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (iii) and
(iv) only, any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate (x) reasonably be expected to result in a Material Adverse Effect on the Company or (y) reasonably be expected to materially impair or materially delay the ability of the Company to perform its obligations under this Agreement. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any
(i) Federal, state, local, municipal or foreign government, (ii) governmental, quasi-governmental authority (including any governmental agency, commission, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or
(iii) any self-regulatory organization, administrative or regulatory agency, commission or authority (each, a "GOVERNMENTAL ENTITY") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (1) the filing with the Securities and Exchange Commission (the "SEC") of (A) a registration statement on Form S-4 to be prepared and filed in connection with the issuance of Parent Common Stock in the Merger, including the joint proxy statement and other proxy solicitation materials of the Company and Parent constituting a part thereof (the "JOINT PROXY STATEMENT") (as it may be amended from time to time, the "FORM S-4"), and the declaration of effectiveness thereof by the SEC, and
(B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the filing of articles of merger or consolidation with the Secretary of the Commonwealth of Massachusetts to effect the Bank Combination and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (3) the approval of the OTS under the HOLA;

(4) the approval of the Massachusetts Division of Banks; (5) the approval by the Massachusetts Depositors Insurance Fund; (6) the approval of the FDIC; (7) any required filing with or notice to the Massachusetts Division of Insurance, Massachusetts Board of Bank Incorporation and Massachusetts Housing Partnership Fund; and (8) the filings required as a result of the particular status of Parent.

     (e) COMPANY DOCUMENTS; UNDISCLOSED LIABILITIES.

          (i) Since January 1, 2002, the Company has filed all required reports with the SEC and all required schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (collectively, the "COMPANY SEC DOCUMENTS"). As of their respective filing dates, (i) except as set forth in Section 3.1(e) of the Company Disclosure Schedule, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and (ii) no Company SEC Document, as of its date, except as amended or supplemented by a subsequent Company Filed SEC Document (as defined in Section 3.1(g)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Company SEC Document filed subsequent to the date hereof will contain as of its date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The financial statements of the Company and its consolidated Subsidiaries included in Company SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States and the applicable standards of the Public Company Accounting Oversight Board (United States), as applicable (together, "GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of unaudited statements, to recurring year-end audit adjustments normal in nature and amount).

          (iii) Except (A) as reflected in the Company's unaudited balance sheet as of September 30, 2004 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2004 or in connection with this Agreement or the transactions contemplated hereby, the Company and its Subsidiaries, taken as a whole, do not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise.

          (iv) The Company's and its Subsidiaries' books and records fairly reflect in all material respects the transactions to which each of the Company and its Subsidiaries are a party or by which its or its Subsidiaries properties or assets are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements.

     (f) CERTAIN CONTRACTS. Except as set forth in the exhibit index for the Company's Annual Report on Form 10-K for the year ended December 31, 2003 or as permitted pursuant to Section 4.1 or as set forth on Section 3.1(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of Indebtedness (as defined in this Section 3.1(f)) by the Company or any of its Subsidiaries in an amount in excess in the aggregate of $250,000, including any such agreement which contains provisions that restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted (collectively, "INSTRUMENTS OF INDEBTEDNESS"), (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) any non-competition or exclusive dealing agreement, or any other agreement or obligation which purports to limit or restrict in any respect (A) the ability of the Company or its businesses to solicit customers or (B) the manner in which, or the localities in which, all or any portion of the business of the Company and its Subsidiaries or, following consummation of the transactions contemplated by this Agreement, Parent and its Subsidiaries, is or would be conducted, (iv) any agreement providing for the indemnification by the Company or a Subsidiary of the Company of any Person, (v) any joint venture or partnership agreement,
(vi) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries to own or operate any business or own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business, (vii) any contract or agreement providing for any material (individually or in the aggregate) payments that are conditioned, in whole or in part, on a change of control of the Company or any of its Subsidiaries, (viii) any collective bargaining agreement, (ix) any agreement with, or for the benefit of, any past or present director or officer of the Company under which the Company has a continuing obligation, whether fixed or contingent, and any employment agreement with, or any agreement or arrangement that contains any severance pay or post-employment liabilities or obligations (other than as required by law) to, any employee or former employee of the Company or its Subsidiaries (any such Person, hereinafter, an "EMPLOYEE"), (x) any agreement regarding any agent bank or other similar relationships with respect to lines of business, (xi) any agreement that contains a "most favored nation" clause or other term providing preferential pricing or treatment to a third party, (xii) any agreement material to the Company pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, whether the Company is the licensee or licensor thereunder, (xiii) any material agreements pursuant to which the Company or any of its Subsidiaries leases any real property, (xiv) any contract or agreement material to the Company providing for the outsourcing or provision of servicing of customers, technology or product offerings of the Company or its Subsidiaries, and (xv) any contract or other agreement not made in the ordinary course of business consistent with past practice which (A) is material to the Company or (B) which would reasonably be expected to materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (the agreements, contracts and obligations of the type described in clauses (i) through (xv) being referred to herein as "COMPANY MATERIAL CONTRACTS"). Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and, to the knowledge of the Company, any other party thereto and is in full force and effect. Neither the Company nor any of its Subsidiaries is in breach or default under any Company Material Contract except where any such breach or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary of the Company knows of, or has received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Prior to the date hereof, the Company has made available to Parent true and complete copies of all Company Material Contracts. There are no provisions in any Instrument of Indebtedness that provide any restrictions on the repayment of the outstanding Indebtedness thereunder, or that require that any financial payment (other than payment of outstanding principal and accrued interest) be made in the event of the repayment of the outstanding Indebtedness thereunder prior to expiration. For purposes of this Section 3.1(f) and elsewhere through this Agreement, "INDEBTEDNESS" of a Person shall mean (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes and similar instruments, (iii) all leases of such Person capitalized in accordance with GAAP, and (iv) all obligations of such Person under sale-and-leaseback transactions, agreements to repurchase securities sold and other similar financing transactions.

     (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.1(g) of the Company Disclosure Schedule, or as specifically identified in the Company SEC Documents filed and publicly available prior to the date hereof (as amended to the date hereof, "COMPANY FILED SEC DOCUMENTS"), since September 30, 2004, the Company and its Subsidiaries have conducted their respective businesses, in all material respects only in the ordinary course of business consistent with past practice and there has not been:

          (i) any Material Adverse Change in the Company,

          (ii) any issuance of Company Stock Options or restricted shares of Company Common Stock, or any other equity-based award, to any directors, officers, Employees or consultants of the Company or any of its Subsidiaries (in any event identifying in Section 3.1(g)(ii) of the Company Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances thereto since September 30, 2004),

          (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the capital stock of the Company or its Subsidiaries, other than a quarterly cash dividends not in excess of $0.2025 per share on the Company Common Stock, and other than dividends paid by any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company,

               (iv) any split, combination or reclassification of any of the Company's capital stock, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock or upon the exercise of Company Stock Options awarded prior to the date hereof in accordance with their present terms,

               (v) (A) any granting by the Company or any of its Subsidiaries to any current or former directors, executive officers, Employees or consultants any increase in compensation, bonus or other benefits, except for (x) increases to Employees who are not current or former directors or officers that were made in the ordinary course of business consistent with past practice, (y) as required from time to time by applicable law affecting wages and (z) as required by the terms of plans or arrangements existing prior to such date and described in Section 3.1(k) of the Company Disclosure Schedule, (B) any granting by the Company or any of its Subsidiaries to any such current or former directors, executive officers, Employees or consultants of any increase in severance or termination pay, (C) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former directors, officers, Employees or consultants, except as required from time to time by applicable law, or (D) acceleration of the vesting or payment of compensation payable or benefits provided or to become payable or provided to any of current or former directors, officers, Employees, consultants or service providers or otherwise payment of any amounts, granting of any awards or providing of any benefits not otherwise due in accordance with the terms of existing contractual obligations,

               (vi) other than as described in the Company's Filed SEC Documents, any change in any material respect in accounting methods, principles or practices by the Company affecting its assets, liabilities or business, including any reserving, renewal or residual method, or estimate of practice or policy, other than changes after the date hereof to the extent required by a change in GAAP,

               (vii) any Tax election or change in or revocation of any Tax election, amendment to any Tax Return (as defined in Section 3.1(j)), closing agreement with respect to Taxes, or settlement or compromise of any Tax liability by the Company or its Subsidiaries,

               (viii) any material change in investment policies, or

               (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     (h) LICENSES; COMPLIANCE WITH APPLICABLE LAWS.

          (i) Section 3.1(h) of the Company Disclosure Schedule sets forth a true and complete listing of all states in which the Company and its Subsidiaries are licensed to conduct business. The Company, its Subsidiaries and Employees hold all permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities (the "PERMITS") that are required for the operation of the respective businesses of the Company and its Subsidiaries as presently conducted, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is, and for the last five years has been, in compliance in all respects with the terms of such Permits and all such Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, do grounds exist for any such action, except where non-compliance or such suspension, modification or revocation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (ii) Except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, each of the Company and its Subsidiaries is, and for the last five years has been, in compliance with all applicable statutes, laws, regulations, ordinances, Permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to the Company or its Subsidiaries.

          (iii) Neither the Company nor any of its Subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of, any Governmental Entity that restricts in any respect the conduct of its business or that in any respect relates to its capital adequacy, its policies, its management or its business (each, a "COMPANY REGULATORY AGREEMENT"), nor has the Company or any of its Subsidiaries or Affiliates (as defined in Section 8.3(a)) (A) to the Company's knowledge, been advised since January 1, 2002 by any Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (B) have knowledge of any pending or threatened investigation by any Governmental Entity. Neither the Company nor any of its Subsidiaries is in breach or default under any Company Regulatory Agreement in any material respect. Prior to the date hereof, the Company has made available to Parent true and complete copies of all Company Regulatory Agreements.

          (iv) Except for filings with the SEC, which are the subject of Section 3.1(e), since January 1, 2002, the Company and each of its Subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Entity (the "OTHER COMPANY DOCUMENTS"), and have timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. There is no material unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent a true and complete copy of each material Other Company Document requested by Parent.

          (v) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or Employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws or regulations which would be required to be disclosed in any Other Company Document except as disclosed therein, and no such disciplinary proceeding or order is pending, nor to the knowledge of the Company threatened, except where non-disclosure, or such preceding or order, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (vi) The Company Bank is "well-capitalized" and "well managed" under applicable regulatory definitions, and its examination rating under the Community Reinvestment Act of 1977 is "high satisfactory."

          (vii) Neither the Company or any of its Affiliates, nor, to the knowledge of the Company, any "affiliated person" (as defined in the Investment Company Act) of the Company or any of its Affiliates, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act of 1940 to act as, or subject to any disqualification which would form a reasonable basis for any denial, suspension or revocation of the registration of or licenses or for any limitation on the activities of the Company or any of its Affiliates as, an investment advisor (or in any other capacity contemplated by said Act) to a registered investment company. Neither the Company or any of its Affiliates, nor to the knowledge of the Company, any "associated person of a broker or dealer" (as defined in the Exchange Act) of the Company or any of its Affiliates, is ineligible pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person to a registered broker-dealer or is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer.

          (viii)The business and operations of the Company and of each of the Company's Subsidiaries through which the Company conducts its finance activities have been conducted in compliance with all applicable statutes and regulations regulating the business of consumer lending, including state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other Federal, state, local and foreign laws regulating lending ("FINANCE LAWS"), and have complied with all applicable collection practices in seeking payment under any loan or credit extension of such Subsidiaries, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. In addition, there is no pending or, to the knowledge of the Company, threatened charge by any Governmental Entity that the Company or any of its Subsidiaries has violated any applicable Finance Laws, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (ix) Since January 1, 2002, neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws, has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws ("UNLAWFUL GAINS"), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. The Company and each of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has, during the past three years, implemented such anti-money laundry mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering laws and the rules and regulations issued thereunder, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

     (i) LITIGATION. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule, which contains a true and current (as of the date hereof) summary description of any pending and, to the Company's knowledge, threatened litigation, action, suit, proceeding, investigation or arbitration, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies requested, no action, demand, charge, requirement or investigation by any Governmental Entity and no litigation, action, suit, proceeding, investigation or arbitration by any Person or Governmental Entity, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of the Company, threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (j) TAXES. For purposes of this Section 3.1(j) any reference to the Company or the Company's Subsidiaries shall be deemed to include a reference to the Company's predecessors or the Company's Subsidiaries' predecessors, respectively, except where inconsistent with the language of this Section 3.1(j).

          (i) Each of the Company and each of its Subsidiaries has (A) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Entities all Tax Returns required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; (B) timely paid in full (or there has been timely paid in full on its behalf) all material

     Taxes and (C) made adequate provision in all material respects (or adequate provision in all material respects has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 2003 (and the notes thereto) and the most recent quarterly financial statements (and the notes thereto) are adequate in all material respects to cover all Taxes accrued or accruable through the date thereof.

          (ii) There are no material Liens for Taxes upon any property or assets of the Company or any Subsidiary of the Company, except for Company Permitted Liens for Taxes not yet due.

          (iii) Each of the Company and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws, except for payments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (iv) No Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any Subsidiary of the Company has received a written notice of any pending or proposed claims, audits or proceedings with respect to Taxes, the payment of which would reasonably be expected to be material to the Company.

          (v) Neither the Company nor any of its Subsidiaries has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

          (vi) Other than in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return which has not since been filed and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns has been given by or on behalf of the Company or any of its Subsidiaries.

          (vii) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, sharing or indemnification of Taxes (other than such an agreement exclusively between or among the Company and any of its Subsidiaries).

          (viii)None of the Federal or other material income Tax Returns of the Company or any of its Subsidiaries has been examined by the Internal Revenue Service (the "IRS") or other applicable tax authority, and there are no pending disputes with the IRS or such other tax authority regarding the Federal or other material income Tax Returns of the Company or any of its Subsidiaries.

          (ix) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only the Company and any of its Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality.

          (x) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) applies and which occurred within five years of the date of this Agreement.

          (xi) Neither the Company nor any of its Subsidiaries have agreed, or is required, to make any adjustment under Section 481 of the Code affecting any taxable year.

          (xii) There have not been, within two years of the date of this Agreement, any (i) redemptions by the Company or any of its Subsidiaries,
     (ii) transfers or dispositions of property by the Company or any of its Subsidiaries for which the Company or its Subsidiary did not receive adequate consideration, or (iii) distributions to the holders of Company Common Stock with respect to their stock other than distributions of cash in the ordinary course of business consistent with past practice.

          (xiii)No material claim has been made by any Governmental Entities in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

          (xiv) Each of the Company and each of its Subsidiaries has made available to Parent correct and complete copies of (i) all Tax Returns filed within the past three years, (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three years relating to the Federal, state, local or foreign Taxes due from or with respect to the Company or any of its Subsidiaries, and (iii) any closing letters or agreements entered into by the Company or any of its Subsidiaries with any Governmental Entities within the past three years with respect to Taxes.

          (xv) Neither the Company nor any of its Affiliates or Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (xvi) Neither the Company nor any of its Subsidiaries has received any notice of deficiency or assessment from any Governmental Entity for any amount of Tax that has not been fully settled or satisfied, and, to the knowledge of the Company and its Subsidiaries, no such deficiency or assessment is proposed.

          (xvii)Neither the Company nor any of its Subsidiaries has been a party to a "listed transaction" or other "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

          (xviii) For purposes of this Agreement (A) "TAX" or "TAXES" shall mean
     (x) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, (y) any liability for the payment of any amounts described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (z) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other Person with respect to the payment of any amounts of the type described in (x) or (y), and (B) "TAX RETURN" shall mean any report, return, document, declaration, election or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns and any documents with respect to or accompanying payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

     (k) EMPLOYEE BENEFIT PLANS.

          (i) Section 3.1(k)(i) of the Company Disclosure Schedule includes a complete list of all material Company Plans and all Employment Agreements. As used herein, (A) "COMPANY PLAN" means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former Employee, officer or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy, and (B) "EMPLOYMENT AGREEMENT" means a contract, offer letter or agreement of the Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which the Company or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

          (ii) With respect to each Plan, the Company has delivered or made available to Parent a true, correct and complete copy of each of the following documents: (A) each Plan, and any amendments thereto (or if the Plan is not a written plan, a description thereof); (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the most recent Summary Plan Description (required under ERISA); (D) the most recent annual financial report, if any; (E) the most recent actuarial report, if any; and (F) the most recent determination letter from the IRS, if any. The Company has delivered or made available to Parent a true, correct and complete copy of each Employment Agreement. Except as specifically provided in the foregoing documents delivered to Parent or as contemplated by the transactions under the Agreement, there are no amendments to any Plan or Employment Agreement that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan or Employment Agreement. As used herein, (A) "PLAN" means any Company Plan other than a Multiemployer Plan and (B) "MULTIEMPLOYER PLAN" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (iii) Section 3.1(k)(iii) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("QUALIFIED PLANS"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and the Company knows of no existing circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No trust funding any Plan is intended to meet the requirements of Code Section 501(c)(9).

          (iv) All contributions required to be made with respect to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Filed SEC Documents. Each Company Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of
     Section 419 of the Code or (B) is unfunded.

          (v) With respect to each Company Plan, the Company and its Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Company Plans. Each Plan has been administered in all material respects in accordance with its terms and applicable law. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its Subsidiaries under ERISA or the Code.

          (vi) No Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

          (vii) No Company Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company and its Subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full. As used herein, (A) "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to
     Section 4001(a)(14) of ERISA and (B) "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan or Multiple Employer Plan, as those terms are defined in Subtitle D and in Part I of Subtitle E of Title IV of ERISA.

          (viii)There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company or any of its Subsidiaries following the Closing. As used herein, "CONTROLLED GROUP LIABILITY" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 ET SEQ. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

          (ix) The Company and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries. The Company and each of its Subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

          (x) Section 3.1(k)(x)(A) of the Company Disclosure Schedule sets forth
     (A) an accurate list of any Plan or Employment Agreement under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any Employee, officer or director of the Company or any of its Subsidiaries, or could limit the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Plan or related trust or any Employment Agreement or related trust, and (B) a reasonable estimate of the amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by the Company or any of its

     Subsidiaries, or could limit the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Plan or related trust or any Employment Agreement or related trust, and (B) a reasonable estimate of the amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event). Prior to the date hereof, the Company has taken all necessary action to ensure that the Plans and Employment Agreements identified in Section 3.1(k)(x)(B) of the Company Disclosure Schedule have been amended (and the Employees participating in any such Plans or party to any such Employment Agreements have agreed in writing to such amendments) in a manner consistent with the agreement among the parties hereto, such that the maximum aggregate liability of the Company and its Subsidiaries, or of Parent and its Subsidiaries (whether such liability is paid or payable prior to or after the Merger), under such Plans and Employment Agreements, together with the liabilities under any similar plans and agreements of or with the Company or any of its Subsidiaries, whether or not identified in Section 3.1(k)(x)(B) of the Company Disclosure Schedule, shall not exceed the aggregate amount identified on in Section 3.1(k)(x)(B) of the Company Disclosure Schedule.

          (xi) None of the Company and its Subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Plans or their related trusts, the Company, any of its Subsidiaries or any person that the Company or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          (xii) There are no pending or, to the Company's knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan, or any other party.

          (xiii)The Company, its Subsidiaries and each member of their respective business enterprises has complied with the Worker Adjustment and Retraining Notification Act and all similar state, local and foreign laws.

          (xiv) The Company Savings Bank Employee Stock Ownership Plan (the "ESOP") is an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code. Section 3.1(k)(xiv) of the Company Disclosure
     Schedule identifies (A) each loan under which the ESOP is a borrower (each, a "LOAN"), (B) the lender and guarantor (if any) of each Loan, and (C) the securities of the Company that were acquired with such Loan (the "EMPLOYER SECURITIES"). Each Loan meets the requirements of Section 4975(d)(3) of the Code. The Employer Securities are in each case pledged as collateral for the Loan with which they were acquired, except to the extent they have been released from such pledge and allocated to the accounts of participants in the ESOP in accordance with the requirements of Treasury Regulations Sections 54.4985-7 and 54.4975-11.

          (xv) Each individual who renders services to the Company or any of its Subsidiaries who is classified by the Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Company Plans) is properly so characterized.

          (xvi) With respect to each Company Plan that is a Multiple Employer Plan, except as set forth in Section 3.1(k)(xvi) of the Company Disclosure
     Schedule: (i) none of the Company or any of its Subsidiaries, nor any of their respective ERISA Affiliates, has received any notification, nor has any actual knowledge, that if the Company or any of its Subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, it would incur Withdrawal Liability that would be reasonably likely to have a Material Adverse Effect on the Company; and (ii) none of the Company and its Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that any Company Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

          (xvii)There is and has been no loan or extension of credit to any director, officer or Employee of the Company that has caused or would cause the Company or any of its Subsidiaries to be in violation of the Sarbanes-Oxley Act of 2002.

     (l) LABOR MATTERS. There are no labor or collective bargaining agreements to which the Company or any Subsidiary of the Company is a party. There is no union organizing effort pending or, the Company's knowledge, threatened against the Company or any Subsidiary of the Company. There is no labor strike, labor dispute (other than routine Employee grievances that are not related to union Employees), work slowdown, stoppage or lockout pending or, to the Company's knowledge, threatened against the Company or any Subsidiary of the Company. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company (other than routine Employee grievances that are not related to union Employees) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. The Company and its Subsidiaries are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not, to the knowledge of the Company, engaged in any unfair labor practice, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

     (m) ENVIRONMENTAL LIABILITY. There are no pending or, to the Company's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions, causes of action, notices, private environmental investigations or remediation activities or governmental investigations of any nature (including claims of alleging potential liability for investigating costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries or penalties) by any Person (collectively, "ENVIRONMENTAL CLAIMS"), or any conditions or circumstances that could form the basis of any Environmental Claim, in each case seeking to impose on the Company or any of its Subsidiaries, or that reasonably would be expected to result in the imposition on the Company or any of its Subsidiaries of, any liability or obligation that would reasonably be expected to result in a Material Adverse Effect on the Company arising under applicable common law standards relating to pollution or protection of the environment, human health or safety, or under any local, state or Federal environmental statute, regulation, ordinance, decree, judgment or order relating to pollution or protection of the environment, human health or safety including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     (n) INTELLECTUAL PROPERTY.

          (i) Section 3.1(n)(i) of the Company Disclosure Schedule sets forth, for the Intellectual Property (as defined below) owned by the Company or any of its Subsidiaries, a complete and accurate list of all U.S. and foreign (A) patents and patent applications, (B) trademark or service mark registrations and applications, (C) copyright registrations and applications, and (D) Internet domain names, material to the Company and its Subsidiaries, taken as a whole. The Company or one of its Subsidiaries owns or has the valid right to use all such patents and patent applications, trademarks, service marks, trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined in this Section 3.1(n)), hardware, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, licenses, agreements and other proprietary rights material to the Company and its Subsidiaries, taken as a whole (collectively, the "INTELLECTUAL PROPERTY"), used in the business of the Company as it currently is conducted. "SOFTWARE" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing,
     (D) the technology supporting and content contained on any owned or operated Internet site(s), and (E) all documentation, including user manuals and training materials, relating to any of the foregoing.

          (ii) All of the material Intellectual Property owned by the Company or one of its Subsidiaries is free and clear of all Liens other than Company Permitted Liens. The Company or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as, the sole owner of record for each application and registration listed in
     Section 3.1(n)(i) of the Company Disclosure Schedule.

          (iii) All of the registrations listed in Section 3.1(n)(i) of the Company Disclosure Schedule are valid, subsisting, enforceable, in full force and effect, and have not been cancelled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, except insofar as non-payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. There is no pending or, to the Company's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations and applications listed in Section 3.1(n)(i) of the Company Disclosure Schedule or, to the Company's knowledge, against any other Intellectual Property used by the Company or its Subsidiaries, other than any such proceeding which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (iv) To the Company's knowledge, the conduct of the Company's and its Subsidiaries' business as currently conducted or planned by the Company to be conducted does not, in any respect, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate any Intellectual Property owned or controlled by any third party, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, and neither the Company nor its Subsidiaries have received written notice alleging such infringement, dilution, misappropriation or violation.

          (v) To the Company's knowledge, no third party is misappropriating, infringing, diluting, or violating any material Intellectual Property owned by or licensed to or by the Company or its Subsidiaries and no such claims have been made against a third party by the Company or its Subsidiaries.

          (vi) Each item of Software that is material to and used by the Company or its Subsidiaries in connection with the operation of their businesses as currently conducted, is either (A) owned by the Company or its Subsidiaries, (B) currently in the public domain or otherwise available to the Company without the need of a license, lease or consent of any third party, or (C) used under rights granted to the Company or its Subsidiaries pursuant to a written agreement, license or lease from a third party.

          (vii) Except in the ordinary course of business consistent with past practice, neither the Company nor its Subsidiaries have agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to any Intellectual Property.

     (o) INSURANCE MATTERS. Except as set forth in Section 3.1(o) of the Company Disclosure Schedule, the Company and its Subsidiaries have all material primary, excess and umbrella policies of general liability, fire, workers' compensation, products liability, completed operations, employers, liability, health, bonds, earthquake and other forms of insurance providing insurance coverage that is customary in amount and scope for other companies in the industry in which they operate. Each of such policies and other forms of insurance is in full force and effect on the date hereof and shall (or comparable replacements or substitutions) be kept in full force and effect by the Company through the Effective Time. All such policies, considered collectively with other such policies providing the same type of coverage, are sufficient for compliance with all requirements of law and of all requirements under contracts or leases to which the Company is a party, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. All premiums currently payable or previously due and payable with respect to all periods up to and including the Effective Time have been paid to the extent such premiums are due and payable on or prior to the date hereof and, with respect to premiums not due or payable at or prior to the date hereof, all premiums due and payable prior to the Effective Time, will have been paid prior to the Effective Time, except where the failure to pay any such premium would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, and no notice of cancellation or termination has been received with respect to any such policy material to the Company and its Subsidiaries, taken as a whole.

     (p) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Form S-4.

     (q) TRANSACTIONS WITH AFFILIATES. Except as set forth in Section 3.1(q) of the Company Disclosure Schedule, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any Affiliated Person (as defined in Section 8.3) of the Company other than as permitted by applicable law and as part of the normal, customary terms of such person's employment or service as a director or Employee with the Company or any of its Subsidiaries. Except as set forth in Section 3.1(q) or
Section 3.1(k) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is, or has been during the two-year period preceding the date hereof, a party to, or obligated pursuant to, any transaction or agreement with any Affiliated Person of the Company.

     (r) VOTING REQUIREMENTS. The affirmative vote at the Company Stockholders Meeting (the "COMPANY STOCKHOLDER APPROVAL") of a majority of the outstanding shares of Company Common Stock issued and outstanding and entitled to vote at the Company Stockholders Meeting to approve and adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

     (s) OPINIONS OF FINANCIAL ADVISOR. The Company has received the opinion of Sandler O'Neill & Partners, L.P., dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the stockholders of the Company.

     (t) BROKERS. Except for Sandler O'Neill & Partners, L.P., whose fees in connection with the transactions contemplated hereby shall not exceed the amounts set forth on Section 3.1(t) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and correct copies of such arrangements set forth on Section 3.1(t) of the Company Disclosure Schedule, including any engagement or similar letter agreement with Sandler O'Neill & Partners, L.P.

     (u) TAKEOVER LAWS. The Company and the Board of Directors of the Company have taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of (i) any "moratorium," "control share," "fair price," "supermajority," "affiliate transactions," "business combination" or other state antitakeover laws and regulations, including Section 203 of the DGCL, and (ii) Article Eighth of the Company's certificate of incorporation.

     (v) DERIVATIVE TRANSACTIONS.

          (i) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, all Derivative Transactions (as defined in this Section 3.1(v)) entered into by the Company or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of all regulatory authorities, and in accordance with the investment, securities, commodities, risk management and other Policies, Practices and Procedures (as defined in Section 3.1(w)) employed by the Company and its Subsidiaries, and were entered into with counter parties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; and the Company and each of its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          (ii) For purposes of this Agreement, "DERIVATIVE TRANSACTIONS" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

     (w) INVESTMENT SECURITIES AND COMMODITIES.

               (i) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except for Company Permitted Liens and except to the extent such securities or commodities are pledged in the ordinary course of business consistent with past practice to secure obligations of the Company or its Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.

          (ii) The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures (the "POLICIES, PRACTICES AND PROCEDURES") which the Company believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, the Company has made available to Parent the material Policies, Practices and Procedures.

     (x) LOAN PORTFOLIO; SERVICING.

          (i) All loans owned by the Company or any Subsidiary of the Company, or in which the Company or any Subsidiary of the Company has an interest, comply in all material respects with all applicable laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and all Finance Laws and other applicable consumer protection statutes and the regulations thereunder.

          (ii) All loans owned by the Company or any Subsidiary of the Company, or in which the Company or any Subsidiary of the Company has an interest, have been made or acquired by the Company in accordance with board of director-approved loan policies. As of the date hereof, each of the Company and each Subsidiary of the Company holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by the terms of such mortgages, including the associated loan documents, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by the Company and each Subsidiary of the Company are with full recourse to the borrowers (except as set forth at Section 3.1(x) of the Company Disclosure Schedule), and each of the Company and any Subsidiary of the Company has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar applicable laws now or hereafter in effect affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity or the availability of the remedy of specific performance or injunction. Except as set forth at

     Section 3.1(x) of the Company Disclosure Schedule, all loans purchased or originated by the Company or any Subsidiary of the Company and subsequently sold by the Company or any Subsidiary of the Company have been sold without recourse to the Company or any Subsidiary of the Company and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of October 31, 2004 prepared by the Company and each Subsidiary of the Company, which reports include all loans delinquent or otherwise in default, have been furnished to Parent. True, correct and complete copies of the currently effective lending policies and practices of the Company and each Subsidiary of the Company also have been furnished or made available to Parent.

          (iii) Except as set forth at Section 3.1(x) of the Company Disclosure Schedule, each outstanding loan participation sold by the Company or any Subsidiary of the Company was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including the Company or any Subsidiary of the Company) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to the Company or any Subsidiary of the Company for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. The Company and any Subsidiary of the Company have properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.


          (iv) The Company and each Subsidiary of the Company have properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (v) There are no pending or, to the knowledge of Company, threatened cancellation or reduction of any loan purchase commitment or other loan sale contract or arrangement to which the Company or any of its Subsidiaries is a party, and the obligations of the Company and its Subsidiaries under each such commitment, contract or arrangement are being performed by the Company or its applicable Subsidiaries in accordance with its terms in all material respects.

          (vi) Section 3.1(x) of the Company Disclosure Schedule sets forth a list of all loans or other extensions of credit to all directors, officers and employees, or any other person covered by Regulation O of the Board of Governors of the Federal Reserve System.

     (y) REAL PROPERTY.

          (i) Each of the Company and its Subsidiaries has good title free and clear of all Liens to all real property owned by such entities (the "OWNED PROPERTIES"), except for Company Permitted Liens.

          (ii) A true and complete copy of each agreement pursuant to which the Company or any of its Subsidiaries leases any real property (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "LEASES") has heretofore been made available to Parent, except as set forth in Section 3.1(y) of the Company Disclosure Schedule. Each Lease is valid, binding and enforceable against the Company or its applicable Subsidiary in accordance with its terms and is in full force and effect, except that (x) such enforceability may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and
     (y) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There are no defaults by the Company or any of its Subsidiaries, as applicable, under any of the Leases which, in the aggregate, would result in the termination of such Leases and a Material Adverse Effect on the Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Leases, except for any such default which would not individually or in the aggregate, have a Material Adverse Effect on the Company.

          (iii) The Owned Properties and the properties leased pursuant to the Leases (the "LEASED PROPERTIES") constitute all of the real estate on which the Company and its Subsidiaries maintain their facilities or conduct their business as of the date of this Agreement, except for locations the loss of which would not constitute a Material Adverse Effect on the Company. The Owned Properties and the Leased Properties are in compliance with all laws, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Neither any agreement relating to the Owned Properties nor any of the Leases requires consent of any third party for the consummation of the transactions contemplated hereby except for (i) such consents which will be obtained prior to Closing or (ii) such consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          (iv) A true and complete copy of each agreement pursuant to which the Company or any of its Subsidiaries leases real property to a third party (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "THIRD PARTY LEASES") has heretofore been made available to Parent. Each Third Party Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, except that (x) such enforceability may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (y) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There are no existing defaults by the tenant under any Third Party Lease which, in the aggregate, would result in the termination of such Third Party Leases, except for any such default which would not reasonably be expected to result in a Material Adverse Effect on the Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Third Party Leases, except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (z) ADMINISTRATION OF ACCOUNTS. The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries, nor any of their directors, officers, agents or Employees, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

     (aa) INTERNAL CONTROLS. Except as set forth in Section 3.1(aa) of the Company Disclosure Schedule, the records, systems, controls, data and information of the Company and its respective Subsidiaries are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (1) transactions are executed only in accordance with management's authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries and to maintain accountability for the assets of the Company and its Subsidiaries; (3) access to such assets is permitted only in accordance with management's authorization; (4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Each of the Company and its Subsidiaries (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity and its Subsidiaries is made known to the management of such entity (or its general partner) by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company SEC Documents, and (2) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls. The Company and its Subsidiaries have made available to Parent a summary of any such disclosure made by management to the Company's auditors and audit committee since August 29, 2002. The Company has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in full compliance therewith by the SEC mandated compliance date.

     (bb) RESERVES FOR LOSSES. All reserves or other allowances for possible losses reflected in the Company's financial statements referred to in Section 3.1(e) as of and for the year ended December 31, 2003 and the three quarters ended September 30, 2004, complied with the standards established by applicable Governmental Entities and were adequate under GAAP. The Company has not been notified by any Governmental Entity or the Company's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of the Company in establishing its reserves for the year ended December 31, 2003 and the three quarters ended September 30, 2004, and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that such Governmental Entity or the Company's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of the Company. The Company has previously furnished Parent with a complete list of all extensions of credit and other real estate owned ("OREO") that have been classified by any bank or trust examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. The Company agrees to update such list no less frequently than monthly after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with its terms. All OREO held by the Company is being carried net of reserves at the lower of cost or net realizable value.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken, Parent represents and warrants to the Company as follows:

     (a) ORGANIZATION, STANDING AND CORPORATE POWER.

          (i) Each of Parent and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted except, as to Subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. Parent is duly registered as a savings and loan holding company with the OTS under the HOLA, and Parent Bank is a Massachusetts chartered savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

          (ii) Parent has delivered or made available to the Company prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and bylaws or other organizational documents, as amended to date of Parent and its Subsidiaries.

          (iii) Except as set forth in Section 3.2(a) of the Parent Disclosure Schedule, the minute books of Parent and its Subsidiaries, in all material respects, contain accurate records of all meetings and accurately reflect all other material actions taken by the stockholders of Parent and its Subsidiaries, the boards of directors of Parent and its Subsidiaries and all standing committees of the boards of directors of Parent and its Subsidiaries.

     (b) SUBSIDIARIES. Parent's most recent Annual Report on Form 10-K included in the Parent Filed SEC Documents (as defined in Section 3.2(k)) lists all the Subsidiaries of the Parent, whether consolidated or unconsolidated, required to be listed therein in accordance with Item 601 of Regulation S-K promulgated by the SEC. Except as set forth in said report, all outstanding shares of capital stock of, or other equity interests in, each such Subsidiary: (i) have been validly issued and are fully paid and nonassessable; (ii) are owned directly or indirectly by Parent, free and clear of all Liens other than (A) Liens described in Section 3.2(b) of the Parent Disclosure Schedule; (B) restrictions on transferability pursuant to federal and state securities laws; and (C) Liens for Taxes not yet due or delinquent or being contested in good faith and for which reserves appropriate in all material respects have been established in accordance with GAAP; and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as currently conducted. The deposit accounts of the Parent Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Parent Bank.

     (c) CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 26,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share, of Parent ("PARENT PREFERRED STOCK"). As of the date of this Agreement: (i) 5,873,563 shares of Parent Common Stock were issued and outstanding; (ii) 1,800,198 shares of Parent Common Stock were held by Parent in its treasury; (iii) no shares of Parent Preferred Stock were issued and outstanding or held by Parent in its treasury; (iv) 1,374,316 shares of Parent Common Stock were reserved for issuance pursuant to Parent's stock-based compensation plans and all other plans, agreements or arrangements providing for equity-based compensation to any director, employee, consultant or independent contractor of Parent or any of its Subsidiaries (such plans, collectively, the "PARENT STOCK PLANS"), of which 641,685 shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "PARENT STOCK OPTIONS"); and (v) no shares of Parent Common Stock are reserved for issuance pursuant to securities convertible into or exchangeable for shares of Parent Common Stock ("PARENT CONVERTIBLE SECURITIES"). All outstanding shares of capital stock of Parent are, and all shares thereof which may be issued prior to the Closing, and all shares thereof which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(c), as of the date hereof, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of other ownership interests of Parent, (B) any securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for shares of capital stock or voting securities of other ownership interests of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Subsidiary of Parent, and any obligation of Parent or any Subsidiary of Parent to issue, any capital stock, voting securities or other ownership interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of other ownership interests of Parent, and (y) there are no outstanding obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, there are no outstanding (A) securities of Parent or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any Subsidiary of Parent, (B) warrants, calls, options or other rights to acquire from Parent or any Subsidiary of Parent, or any obligation of Parent or any Subsidiary of Parent to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or other ownership interests in, any Subsidiary of Parent or (C) obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of Subsidiaries of Parent or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Parent nor any of its Subsidiaries is a party and, to the knowledge of Parent as of the date hereof, no other Person having beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 5% or more of the outstanding Parent Common Stock (a "MAJOR PARENT STOCKHOLDER") is a party, to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to any of the securities of Parent or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party or, to the knowledge of Parent as of the date hereof, any Major Parent Stockholder is a party with respect to the voting of the capital stock of Parent or any of its Subsidiaries.

     (d) AUTHORITY; NONCONTRAVENTION. Parent has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate and stockholder action on the part of Parent. This Agreement has been duly executed and delivered by Parent, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the courts for which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby (including the Bank Combination (as defined in Section 5.3(c)) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation, forfeiture or termination of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of forfeiture, termination, cancellation or acceleration (with or without notice or lapse of time or both) of any obligation or loss of a benefit or, in the case of clause (iii) below, any material obligation or loss of a material benefit, under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, (i) the certificate of incorporation or bylaws of Parent, (ii) the certificate of incorporation or bylaws or the comparable organizational documents of any of its Subsidiaries,
(iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, vendor agreement, software agreement or other agreement, instrument, Intellectual Property right, permit, concession, franchise, license or similar authorization applicable to Parent or any of its Subsidiaries or their respective properties or assets that is, individually or in the aggregate, material to the operations of Parent and its Subsidiaries, taken as a whole, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (iii) and
(iv) only, any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) reasonably be expected to result in a Material Adverse Effect on Parent or (y) reasonably be expected to materially impair or materially delay the ability of Parent to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated by this Agreement, except for (1) the filings with the SEC of (A) the Form S-4, and the declaration of effectiveness thereof, by the SEC, and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the filing of articles of merger or consolidation with the Secretary of the Commonwealth of Massachusetts to effect the Bank Combination and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (3) the approval of the OTS under the HOLA;
(4) the approval of the Massachusetts Division of Banks; (5) the approval by the Massachusetts Depositors Insurance Fund; (6) the approval of the FDIC; (7) any required filing with or notice to the Massachusetts Division of Insurance, Massachusetts Board of Bank Incorporation and Massachusetts Housing Partnership Fund; (8) such filings with and approvals of the AMEX to permit the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plan to be listed on the AMEX; and (9) the filings required as a result of the particular status of the Company or its Subsidiaries.

     (e) PARENT DOCUMENTS; UNDISCLOSED LIABILITIES.

          (i) Since January 1, 2002, Parent and each of its Subsidiaries subject to reporting under Section 13 or Section 15(d) of the Exchange Act have filed all required reports with the SEC and all required schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (collectively, the "PARENT SEC DOCUMENTS"). As of their respective filing dates, (i) the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and (ii) none of the Parent SEC Documents as of its date, except as amended or supplemented by a subsequent Parent Filed SEC Document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Parent SEC Document filed subsequent to the date hereof will contain as of its date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) The financial statements of Parent and its consolidated Subsidiaries included in the Parent SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of unaudited statements, to recurring year-end audit adjustments normal in nature and amount).

          (iii) Except (A) as reflected in Parent's unaudited balance sheet as of September 30, 2004 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP or (B) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2004 or in connection with this Agreement or the transactions contemplated hereby, Parent and its Subsidiaries, taken as a whole, do not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise.

          (iv) Parent's and its Subsidiaries' books and records fairly reflect in all material respects the transactions to which each of Parent and its Subsidiaries are a party or by which its or its Subsidiaries properties or assets are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements.

     (f) FINANCING. Parent will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

     (g) BROKERS. No broker, investment broker, financial advisor or other Person is entitled to a broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except a fee to be paid to Northeast Capital & Advisory, Inc. as financial advisor to Parent.

     (h) TAX MATTERS.

          (i) Neither Parent nor any of its Affiliates or Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (ii) Each of Parent and each of its Subsidiaries has (A) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Entities all Tax Returns required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; (B) timely paid in full (or there has been timely paid in full on its behalf) all material Taxes and (C) made adequate provision in all material respects (or adequate provision in all material respects has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in Parent's audited consolidated balance sheet as of December 31, 2003 (and the notes thereto) and the most recent quarterly financial statements (and the notes thereto) are adequate in all material respects to cover all Taxes accrued or accruable through the date thereof.

          (iii) Neither Parent nor any of its Subsidiaries has received any notice of deficiency or assessment from any Governmental Entity for any amount of Tax that has not been fully settled or satisfied, and, to the knowledge of Parent and its Subsidiaries, no such deficiency or assessment is proposed.

     (i) LICENSES; COMPLIANCE WITH LAWS.

          (i) Parent, its Subsidiaries and their respective employees hold all material permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities ("PARENT PERMITS") that are required for the operation of the respective businesses of Parent and its Subsidiaries as presently conducted, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is, and for the last five years has been, in compliance with the terms of such Parent Permits and all such Parent Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of Parent, threatened nor, to the knowledge of Parent, do grounds exist for any such action, except where non-compliance or such suspension, modification or revocation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

          (ii) Except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, each of Parent and its Subsidiaries is, and for the last five years has been, in compliance with all applicable statutes, laws, regulations, ordinances, permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to Parent or its Subsidiaries.

          (iii) Neither Parent nor any of its Subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any respect the conduct of its business or, that in any manner currently relates to its capital adequacy, its policies, its management or its business (each, a "PARENT REGULATORY AGREEMENT"), nor has Parent or any of its Subsidiaries or Affiliates (A) to its knowledge, been advised since January 1, 2002 by any Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement or (B) have knowledge of any pending or threatened investigation by any Governmental Entity. Neither Parent nor any of its Subsidiaries is in breach or default under any Parent Regulatory Agreement in any material respect.

          (iv) Except for filings with the SEC, which are the subject of Section 3.2(e), since January 1, 2002, Parent and each of its Subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Entity (the "OTHER PARENT DOCUMENTS"), and have timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. There is no material unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries.

          (v) Since January 1, 2002, neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent any other Person acting on behalf of Parent or any of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any Unlawful Gains, nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. Parent and each of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has, during the past three years, implemented such anti-money laundry mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering laws and the rules and regulations issued thereunder, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

          (vi) The Parent Bank is "well-capitalized" and "well managed" under applicable regulatory definitions, and its examination rating under the Community Reinvestment Act of 1977 is "satisfactory."

     (j) LITIGATION. Except as set forth in Section 3.2(j) of the Parent Disclosure Schedule, no action, demand, charge, requirement or investigation by any Governmental Entity and no litigation, action, suit, proceeding, investigation or arbitration by any Person or Governmental Entity, in each case with respect to Parent or any of its Subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of Parent, threatened, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

     (k) ABSENCE OF CERTAIN CHANGES. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as disclosed in the Parent SEC Documents filed and publicly available prior to the date hereof ("PARENT FILED SEC DOCUMENTS"), since September 30, 2004, (A) there has not been any Material Adverse Change in Parent or (B) there are not, to Parent's knowledge, any facts, circumstances or events that make it reasonably likely that Parent will not be able to fulfill its obligations under this Agreement in all material respects.

     (l) INTERNAL CONTROLS. Except as set forth in Section 3.2(l) of the Parent Disclosure Schedule, the records, systems, controls, data and information of Parent and its respective Subsidiaries are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. Parent and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (1) transactions are executed only in accordance with management's authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of Parent and its Subsidiaries and to maintain accountability for the assets of Parent and its Subsidiaries; (3) access to such assets is permitted only in accordance with management's authorization; (4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Each of Parent and its Subsidiaries (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange
Act) to ensure that material information relating to such entity and its Subsidiaries is made known to the management of such entity (or its general partner) by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Parent SEC Documents, and (2) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls. Parent and its Subsidiaries have made available to Company a summary of any such disclosure made by management to Parent's auditors and audit committee since August 29, 2002. Parent has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in full compliance therewith by the SEC mandated compliance date.

     (m) EMPLOYEE BENEFIT PLANS.

          (i) For purposes of this Section 3.2(m), "PARENT PLANS" shall mean its deferred compensation and each bonus of other incentive compensation, stock purchase, stock option and other equity compensation plan or program, or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA; each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement or arrangement with any director or former director of the Parent or any of its Subsidiaries or any executive officer thereof and each other employee benefit plan, fund or program, or arrangement applicable to identified groups of employees, in each case that is sponsored, maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries is a party for the benefit of any current or former employee or director of Parent or any of its Subsidiaries; each Parent Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, being the "PARENT TITLE IV PLANS."

          (ii) All contributions required to have been made with respect to any Parent Plan have been paid when due, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

          (iii) Each Parent Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code, except insofar as the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Parent.

          (iv) The IRS has issued a favorable determination letter with respect to each Parent Plan intended to be "qualified" within the meaning of
     Section 401(a) of the Code that has not been revoked, and, to the knowledge of Parent, no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under Section 501(a) of the Code of the trust maintained thereunder. Each Parent Plan intended to satisfy the requirements of Section 510(c)(9) of the Code has satisfied such requirements in all material respects.

          (v) With respect to any Parent Title IV Plan to which Parent or any trade or business, whether or not incorporated, that together with Parent is a "single employer" within the meaning of Section 4001(b) of ERISA (a "PARENT ERISA AFFILIATE") made, or was required to make, contributions on behalf of any current or former employee or director during the five (5) year period ending on the last day of the most recent plan year ended prior to the Closing Date, (a) no liability under Title IV or Section 302 of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, except where failure to satisfy such liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse

     Effect on Parent, and (b) to the knowledge of Parent, no condition exists that presents a risk to Parent or any Parent ERISA Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due), except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

          (vi) The Pension Benefit Guaranty Corporation has not, to the knowledge of Parent, instituted proceedings to terminate any Parent Title IV Plan and, to the knowledge of Parent, no condition exists that presents a material risk that such proceedings will be instituted, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. No Parent Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA of Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

          (vii) There are no pending or, to the knowledge of Parent, threatened or anticipated claims by or on behalf of any Parent Plan by any employee or beneficiary covered under any such Parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits), except for claims which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Parent.

     (n) INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, all Derivative Transactions entered into by Parent or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of all regulatory authorities, and in accordance with the investment, securities, commodities, risk management and other Policies, Practices and Procedures employed by Parent and its Subsidiaries, and were entered into with counter parties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; and Parent and each of its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to Parent's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     (o) ENVIRONMENTAL LIABILITY. There are no pending or threatened Environmental Claims by any Person, or any conditions or circumstances that could form the basis of any Environmental Claim, in each case seeking to impose on Parent or any of its Subsidiaries, or that reasonably would be expected to result in the imposition on Parent or any of its Subsidiaries of, any liability or obligation that would reasonably be expected to result in a Material Adverse Effect on Parent arising under applicable common law standards relating to pollution or protection of the environment, human health or safety, or under any local, state or Federal environmental statute, regulation, ordinance, decree, judgment or order relating to pollution or protection of the environment, human health or safety including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     (p) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent in writing specifically for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, at the date it is first mailed to Parent's stockholders or at the time of the meeting of the stockholders of Parent at which the stockholders of the Parent consider and vote on this Agreement (the "PARENT STOCKHOLDERS MEETING"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

     (q) VOTING REQUIREMENTS. The affirmative vote at the Parent Stockholders Meeting (the "PARENT STOCKHOLDER APPROVAL") of a majority of the outstanding shares of Parent Common Stock issued and outstanding and entitled to vote at the Parent Stockholders Meeting to approve and adopt this Agreement is the only vote of the holders of any class or series of Parent's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1 CONDUCT OF BUSINESS BY THE COMPANY. Except (i) as set forth in
Section 4.1 of the Company Disclosure Schedule, (ii) as otherwise expressly contemplated by this Agreement, (iii) as consented to in advance by Parent in writing, or (iv) as required by applicable law or regulation, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, pay their respective debts and Taxes when due, pay or perform their other respective obligations when due, and, use all commercially reasonable efforts consistent with the other terms of this Agreement to preserve intact their current business organizations, use all commercially reasonable efforts consistent with the other terms of this Agreement to keep available the services of their current officers and Employees and preserve their relationships with those Persons having business dealings with them, all with the goal of preserving unimpaired in all material respects their goodwill and ongoing businesses at the Effective Time. Without limiting the generality of the foregoing, senior officers of Parent and the Company shall meet on a reasonably regular basis to review the financial and operational affairs of the Company and its Subsidiaries, in accordance with applicable law, and the Company shall give due consideration to Parent's input on such matters, consistent with Section 4.4 hereof, with the understanding that, notwithstanding any other provision contained in this Agreement, Parent shall in no event be permitted to exercise control of the Company prior to the Effective Time. Except as (i) expressly contemplated by this Agreement, (ii) disclosed in Section 4.1 of the Company Disclosure Schedule, (iii) consented to in advance by Parent in writing or (iv) except as required by applicable law or regulation, after the date hereof the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (except for (1) quarterly cash dividends not to exceed $0.2025 per share on the Company Common Stock on substantially the same record and payment date schedule as has been utilized in the past, provided that in no event shall the Company declare, set aside or pay dividends on the Company Common Stock if such action would result in the holders of Company Common Stock receiving more than four cash dividend payments in any fiscal year, or more than one cash dividend payment for any fiscal quarter (without taking into account the special cash dividend contemplated by the succeeding clause (2)), when considered in conjunction with dividends to be paid by Parent following the Closing, and (2) one special cash dividend on the Company Common Stock not to exceed $0.25 per share, provided that the Company shall consult with Parent in advance with respect to the declaration, record and payment dates for such dividend), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or any of its Subsidiaries, or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, grant, deliver, sell, pledge or otherwise encumber or subject to any Lien (other than Company Permitted Liens) any shares of its capital stock, any other voting securities, including any restricted shares of Company Common Stock, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including any Company Stock Options (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms;

          (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents;

          (iv) (A) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any Person, or otherwise acquire or agree to acquire any assets except in the ordinary course of business consistent with past practice (but subject to clause (xxi) below with respect to purchasing or selling any loans or any mortgage loan servicing rights), (B) open, close, relocate, purchase, lease, sell or acquire any banking or other offices, or file an application with a Governmental Entity pertaining to any such action or (C) enter into any new line of business;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Company Permitted Liens), or otherwise dispose of any of its properties or assets other than securitizations and other transactions in the ordinary course of business consistent with past practices or create any security interest in such assets or properties (other than Company Permitted Liens);

          (vi) except for the incurring of Permitted Deposit Liabilities (as defined below) in the ordinary course of business consistent with past practice, incur any Indebtedness for borrowed money (including any Federal Home Loan Bank borrowings or advances) or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person (other than the Company or any wholly owned Subsidiary thereof) or enter into any repurchase agreements, or, other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any Person other than its wholly owned Subsidiaries and as a result of ordinary advances and reimbursements to Employees and endorsements of banking instruments;

          (vii) change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of the Company for the taxable year ending December 31, 2003, except as required by changes in law or regulation or as contemplated in Section 4.4 of this Agreement;

          (viii)change in any material respects its investment or risk management or other similar policies of the Company or any of its Subsidiaries;

          (ix) make, change or revoke any Tax election, file any amended Tax Return, enter into any Tax closing agreement, settle or compromise any liability with respect to Taxes (other than in amounts not to exceed $50,000 in the aggregate), agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

          (x) create, renew or amend, or take any other action that may result in the creation, renewal, or amendment, of any agreement or contract or other binding obligation of the Company or its Subsidiaries containing (A) any restriction on the ability of the Company and its Subsidiaries, taken as a whole, to conduct its business as it is presently being conducted or
     (B) any restriction on the Company or its Subsidiaries engaging in any type or activity or business;

          (xi) (A) incur any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and listed in Section 4.1(xi) and other expenditures necessary (following consultation with Parent) to maintain existing assets in good repair or to pay applicable Taxes when due, (B) enter into any agreement obligating the Company to spend more than $25,000 individually or $100,000 in the aggregate, or (C) enter into any agreement, contract, lease or other arrangement of the type described in
     Section 3.1(f) or Section 3.1(y) of this Agreement;

          (xii) terminate, amend or otherwise modify, except in the ordinary course of business consistent with past practice, or knowingly violate the terms of, any of the Company Material Contracts, any of the leases for the Leased Properties or the Third Party Leases or any other material binding obligations;

          (xiii)except as required by agreements or instruments in effect on the date hereof, alter in any material respect, or enter into any commitment to alter in any material respect, any interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any equity or ownership interest on the date hereof (other than any interest arising from any foreclosure, settlement in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with past practice);

          (xiv) except as contemplated by this Agreement, (A) grant or pay to any current or former director, officer, Employee or consultant any increase in compensation, bonus or other benefits, except for any such salary, wage, bonus or benefit increases (x) as required from time to time by applicable law affecting wages, (y) as required by the terms existing prior to the date hereof of plans or arrangements listed (including a specific description of such terms) in Section 4.1(xiv) of the Company Disclosure Schedule, (z) annual compensation increases to Employees who are not executive officers undertaken in the ordinary course of business consistent with past practice, (B) grant to any such current or former director, officer, Employee or consultant any increase in severance or termination pay (or take any other action that would result in an increase thereto), (C) enter into, or amend, or take any action to clarify any provision of, any Plan or any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, officer, Employee or consultant, except as and when required by applicable law, (D) modify any Company Stock Option,
     (E) make any discretionary contributions to any pension plan, (F) hire any new employee at an annual compensation in excess of $40,000, except for the hiring of two customer service representatives by Woronoco Insurance Group, Inc., the wages of whom shall be consistent with past practice for comparable positions, (G) hire or promote any employee to a new rank having a title of vice president or other more senior rank or (H) accelerate the vesting or payment of compensation payable or benefits provided or to become payable or provided to any of current or former directors, officers, Employees, consultants or service providers or otherwise pay any amounts, grant any awards or provide any benefits not otherwise due except to the extent expressly permitted above;

          (xv) except for loans made on terms generally available to the public and otherwise in compliance with applicable law, make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliate Person of the Company or of any of its Subsidiaries;

          (xvi) agree or consent to any material agreement or material modifications of existing agreements with any Governmental Entity in respect of the operations of its business, except as required by law;

          (xvii) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise that involves solely money damages in an amount not in excess of $25,000 individually or $100,000 in the aggregate, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

          (xviii) incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice (including its deposit pricing policies) that do not materially change the risk profile of the Company and its Subsidiaries (it being understand that "ordinary course of business" shall not be deemed to include non-retail or "jumbo" certificates of deposit or Brokered Deposits) ("PERMITTED DEPOSIT LIABILITIES");

          (xix) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in the ordinary course of business consistent with past practice in connection with foreclosure, settlement in lieu of foreclosure, or troubled loan or debt restructuring;

          (xx) originate (i) any loans except in accordance with existing Company lending policies and practices, (ii) residential mortgage loans in excess of $500,000, (iii) 30-year residential mortgage loans whose interest rate, terms, appraisal, and underwriting or other features do not make them immediately available for sale in the secondary market, (iv) unsecured consumer loans in excess of $20,000, (v) commercial business loans in excess of $2,500,000 as to any loan or in the aggregate as to any related loans or loans to related Persons, (vi) commercial real estate first mortgage loans in excess of $2,500,000 as to any loan or in the aggregate as to any related loans or loans to related borrowers, or (vii) modifications and/or extensions of any commercial business or commercial real estate loans in the amounts set forth in (v) and (vi) above;

          (xxi) purchase or sell any loans or any mortgage loan servicing rights;

          (xxii)issue any broadly distributed communication of a general nature to Employees (including general communications relating to benefits and compensation) without prior consultation with Parent and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Parent (which shall not be unreasonably delayed or withheld), except for communications that, upon advice of outside counsel, are required by applicable law or by the requirements of the SEC, AMEX or the IRS (in which case the Company shall in any event use reasonable best efforts to consult with Parent in advance of such communications), or issue any broadly distributed communication of a general nature to customers without the prior approval of Parent (which shall not be unreasonably delayed or withheld), except for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

          (xxiii) award or authorize the award of any Company Stock Options or Company Stock-Based Awards;

          (xxiv)create, renew, amend or permit to expire, lapse or terminate or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 3.1(o) except with Parent's prior written consent, which shall not be unreasonably withheld;

          (xxv) knowingly take any action or knowingly fail to take any action which would reasonably be expected to result in any of the conditions of
     Article VI not being satisfied; or

          (xxvi) authorize, or commit or agree to take, any of the foregoing actions.

     SECTION 4.2 ADVICE OF CHANGES. Except to the extent prohibited by applicable law or regulation, the Company and Parent shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and
(iii) any change or event having, or which, insofar as can reasonably be foreseen, could have a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 4.2 shall not constitute a failure to be satisfied of any condition set forth in Article VI unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure to be satisfied of a condition set forth in
Article VI.

     SECTION 4.3 NO SOLICITATION BY THE COMPANY.

     (a) Except as otherwise provided in this Section 4.3, until the earlier of the Effective Time or the date of termination of this Agreement, neither the Company, nor any of its Subsidiaries or any of the officers, directors, agents, or representatives of it or its Subsidiaries (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) shall, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined in this Section 4.3), (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal,

(iii) enter into any agreement regarding any Company Takeover Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of any Company Takeover Proposal. If and only to the extent that (i) the Company Stockholders Meeting shall not have occurred, (ii) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law in light of a bona fide Company Takeover Proposal that has not been withdrawn (taking into account any changes in the terms of the Merger that Parent, in its sole discretion, shall have proposed in good faith), (iii) such Company Takeover Proposal was not solicited by it and did not otherwise result from a breach of this Section 4.3(a), (iv) the Company provides prior written notice to Parent of its decision to take such action and (v) prior to taking any of the following actions, the Company has entered into a confidentiality agreement with the Person or Persons proposing such Company Takeover Proposal the terms of which are not less favorable to the Company than those of the confidentiality agreement, dated September 20, 2004, by and between Parent and the Company (the "CONFIDENTIALITY AGREEMENT"), the Company shall be permitted to (A) furnish information with respect to the Company and any of its Subsidiaries to such Person pursuant to a customary confidentiality agreement, (B) participate in discussions and negotiations with such Person and (C) effect a Change in the Company Recommendation (as defined below).

     For purposes of this Agreement, "COMPANY TAKEOVER PROPOSAL" means any proposal or offer from any Person (other than from Parent and its Affiliates) relating to (A) any direct or indirect acquisition or purchase of (x) assets of the Company and its Subsidiaries that generate 20% or more of the net revenues or net income, or that represent 20% or more of the total assets, of the Company and its Subsidiaries, taken as a whole, or (y) 20% or more of any class of equity securities of the Company, (B) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of any equity securities of the Company, or (C) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any one or more Subsidiaries of the Company, individually or taken together, whose business constitutes 20% or more of the net revenues, net income or total assets of the Company and its Subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

     (b) Except as expressly permitted by this Section 4.3 or Section 5.1(e), neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the approval of the Agreement, the Merger or the Company Recommendation (as defined in Section 5.1(e)) or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such approval or Company Recommendation (collectively, a "CHANGE IN THE COMPANY RECOMMENDATION"), or (ii) approve or recommend, or propose publicly to approve or recommend, or fail to recommend against, any Company Takeover Proposal.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.3, the Company shall promptly (and in any event within 24 hours) advise Parent orally and in writing of any request for information relating to a Company Takeover Proposal, or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the Person making such request or Company Takeover Proposal, and shall promptly (and in any event within 24 hours) provide a copy of any written request or Company Takeover Proposal to Parent. The Company will keep Parent promptly informed on a current basis of the status, terms and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal. The Company and its Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than Parent who have been furnished with confidential information regarding the Company in connection with the solicitation of or discussions regarding a Company Takeover Proposal within the 12 months prior to the date hereof promptly to return or destroy such information. The Company shall ensure that the officers, directors and all Employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of the Company or its Subsidiaries are aware of the restrictions contained in this Section 4.3 as reasonable necessary to avoid violations thereof, and it is understood that any violation of this Section 4.3 by any such Person, at the direction of or with the consent of the Company or its Subsidiaries, shall be deemed to be a breach of this Section 4.3 by the Company.

     (d) Nothing contained in this Section 4.3 shall prohibit the Company from
(x) taking and disclosing to its stockholders a position as required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (y) from making such other disclosure as the Company is compelled to make under applicable law (and in the event of any proposed disclosure under clause (y) the Company shall consult in advance with Parent regarding the nature of and reasons for such disclosure); provided, however, any such disclosure relating to a Company Takeover Proposal shall be deemed to be a Change in the Company Recommendation unless the Board of Directors of the Company expressly reaffirms the Company Recommendation in such disclosure.

     SECTION 4.4 TRANSITION.

     (a) Commencing following the date hereof, Parent and the Company shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to facilitate the integration of the Company and its Subsidiaries, including the Company Bank, with the businesses of Parent and its Subsidiaries as of the Closing Date or such later date as may be determined by Parent. Without limiting the generality of the foregoing, from the date hereof through the Closing Date and consistent with the performance of their day-to-day operations and the continuous operation of the Company and its Subsidiaries in the ordinary course of business consistent with past practice, the Company shall cause the Employees and officers of the Company and its Subsidiaries, including the Company Bank, to use their reasonable best efforts to provide support, including support from its outside contractors, and to assist Parent in performing all tasks, including equipment installation, reasonably required to result in a successful integration at the Closing or such later date as may be determined by Parent.

     (b) Parent and the Company agree to consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and the Company shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as Parent shall reasonably request.

Parent and the Company shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby, and shall take such charges as Parent shall reasonably request. The Company shall not be required to take any action required by this Section 4.4(b) (i) prior to the date on which all regulatory and stockholder approvals required to consummate the transactions contemplated by this Agreement are received, (ii) until after receipt of written confirmation from Parent that it is not aware of any fact or circumstance that would prevent completion of the Merger, and (iii) if any such action is prohibited by GAAP or any applicable laws and regulations. No party's representations, warranties and covenants contained in this Agreement shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this
Section 4.4(b).

     SECTION 4.5 NO FUNDAMENTAL CHANGES IN THE CONDUCT OF BUSINESS BY PARENT. Except (i) as set forth in Section 4.5 of the Parent Disclosure Schedule, (ii) as consented to by the Company in writing or required by applicable law or regulation or (iii) as otherwise expressly contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to:

          (i) except as contemplated hereby, amend its certificate of incorporation or bylaws in any manner that would adversely affect the economic benefits of the Merger to the holders of Company Common Stock; provided that the authorization or issuance of preferred stock in a manner that would not require Parent stockholder approval shall not be deemed to violate this clause (i);

          (ii) knowingly take any action or knowingly fail to take any action which would reasonably be expected to result in any of the conditions of
     Article VI not being satisfied;

          (iii) knowingly take or cause to be taken any action which, individually or in the aggregate, would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

          (iv) authorize, or commit or agree to take, any of the foregoing actions or any other action that would be reasonably likely to prevent Parent from performing or would be reasonably likely to cause Parent not to perform its covenants hereunder in all material respects.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS


     SECTION 5.1 PREPARATION OF THE FORM S-4, JOINT PROXY STATEMENT; STOCKHOLDERS MEETINGS.

     (a) As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the

Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act, and for the Joint Proxy Statement to be cleared under the Exchange Act, as promptly as practicable after such filing. Without limiting any other provision hereinabove contained, the Form S-4 and the Joint Proxy Statement will contain, without limitation, such information and disclosure reasonably requested by either Parent or the Company so that (i) the Form S-4 conforms in both form and substance to the requirements of the Securities Act, and (ii) the Joint Proxy Statement conforms in both form and substance to the requirements of the Exchange Act. The Company and Parent shall each use reasonable best efforts to cause the Joint Proxy Statement to be mailed to holders of Company Common Stock and Parent Common Stock, respectively, as promptly as practicable after the Form S-4 is declared effective.

     (b) If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by Company for inclusion in the Form S-4 or the Joint Proxy Statement or (ii) any event with respect to Parent or its Subsidiaries, or with respect to information supplied by Parent for inclusion in the Form S-4 or the Joint Proxy Statement, in either case, which event is required to be described in an amendment of, or a supplement to, the Form S-4 or the Joint Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Company and Parent.

     (c) Each of the Company and Parent shall promptly notify the other of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and the other transactions contemplated hereby or for additional information and shall supply the other with copies of all correspondence between the Company or any of its representatives, or Parent or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. The Company and Parent shall use their respective reasonable best efforts to respond to any comments of the SEC with respect to the Form S-4 and the Joint Proxy Statement as promptly as practicable. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Joint Proxy Statement, and shall provide promptly to the other party any information such party may obtain that could necessitate amending any such document.

     (d) Each of the Company and Parent shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold the Company Stockholders Meeting and Parent Stockholders Meeting, respectively, in accordance with the DGCL for the purpose of obtaining the Company Stockholder Approval and Parent Stockholder Approval, respectively, and each shall coordinate with the other regarding the timing of such meetings.

     (e) Subject to Section 4.3, the Board of Directors of the Company shall recommend to the Company's stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the "COMPANY RECOMMENDATION"); provided, however, that the Company's Board of Directors shall not be required to make such Company Recommendation to the extent that it is permitted to effect a Change in the Company

Recommendation pursuant to Section 4.3. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(e) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding any Change in the Company Recommendation, unless otherwise directed in writing by Parent, this Agreement and the Merger shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of approving the Agreement and the Merger and nothing contained herein shall be deemed to relieve the Company of such obligation, provided, however, that if the Board of Directors of the Company shall have effected a Change in the Company Recommendation in accordance with this Agreement, then in submitting this Agreement to the Company's stockholders, the Board of Directors of the Company may submit this Agreement to the Company's stockholders without recommendation (although the resolutions adopting this Agreement and the Plan of Merger as of the date hereof may not be rescinded or amended), in which event the Board of Directors of the Company may communicate the basis for its lack of a recommendation to the Company's stockholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law.

     (f) The Board of Directors of Parent shall use its reasonable best efforts to obtain the Parent Stockholder Approval and to recommend to Parent's stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the "PARENT RECOMMENDATION").

     SECTION 5.2 ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) Subject to applicable law, each party shall, and shall cause its Subsidiaries to, afford each other party and to the officers, Employees, accountants, counsel, financial advisors and other representatives of each other party, reasonable access during normal business hours during the period prior to the Effective Time to all its respective properties, books, contracts, commitments, personnel and records and, during such period, each party shall, and shall cause each of its Subsidiaries to, furnish promptly to each other party all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (a) a copy of each material report, schedule, registration statement and other document filed by it with any Governmental Entity and (b) the internal or external reports prepared by it and/or its Subsidiaries in the ordinary course of business that are reasonably required by Parent promptly after such reports are made available to the Company's personnel. No review pursuant to this Section
5.2 shall affect any representation or warranty given by any party.

     (b) Each party shall continue to abide by the terms of the Confidentiality Agreement, and shall cause its Subsidiaries, Affiliates, directors, officers, Employees, agents and advisors (collectively, such party's "REPRESENTATIVES") to treat all information and documents obtained from the other party or its Representatives pursuant to Section 5.2(a) or during the investigations leading up to the execution of this Agreement as "EVALUATION MATERIAL" (as that term is used in the Confidentiality Agreement) subject to the terms of the Confidentiality Agreement.



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


     SECTION 5.3 REASONABLE BEST EFFORTS.

     (a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) subject to Section 4.3, publicly supporting this Agreement and the Merger and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     (b) In connection with and without limiting the foregoing, the Company shall (i) use its reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger or any of the other transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger or any other transaction contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

     (c) In addition, Parent and the Company shall use their respective reasonable best efforts prior to the Effective Time to effect immediately subsequent to the Effective Time the combination (the "BANK COMBINATION") of the Company Bank with and into the Parent Bank, including causing such banks to enter into a customary plan of bank merger, obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, with such Bank Combination to be effective immediately subsequent to the Effective Time.

     SECTION 5.4 RULE 16B-3 ACTIONS. Parent and the Company agree that, in order to most effectively compensate and retain the Company Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that the Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock and Company Stock Options in connection with the Merger, and for that compensatory and retentive purpose agree to the provisions of this
Section 5.4. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock or acquisitions of Parent Common Stock (including derivative securities with respect to Company Common Stock or Parent Common Stock) resulting from the transactions contemplated by Article I and II of this Agreement by each Company Insider to be exempt under Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. Assuming that the Company delivers to Parent the Company Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the Board of Directors of Parent, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the Company Insiders (as defined below) of Parent Common Stock in exchange for shares of Company Common Stock pursuant to the transactions contemplated hereby, and to the extent such securities are listed in the Company Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "COMPANY SECTION 16 INFORMATION" shall mean information accurate in all material respects regarding the Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger. "COMPANY INSIDERS" shall mean those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company and, in with respect to the foregoing obligations of Parent, who are listed in the Company Section 16 Information and who will be subject to the reporting requirements of Section 16(a) of the Exchange Act, immediately following the Effective Time, with respect to Parent.

     SECTION 5.5 INDEMNIFICATION, EXCULPATION AND INSURANCE.

     (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any existing indemnification agreements or arrangements of the Company and its Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

     (b) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "INDEMNIFIED PARTIES"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company or any of its Subsidiaries or their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

     (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, that the Surviving Corporation may substitute therefor policies of Parent or its Subsidiaries (including self insurance) containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.5(c) in excess of 200% of the aggregate premiums paid by the Company in 2004 on an annualized basis for such purpose and, if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to use its reasonable best efforts to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (d) The provisions of this Section 5.5 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other Person named herein and his or her heirs and representatives.

     SECTION 5.6 FEES AND EXPENSES. Except as otherwise provided in Section 7.2, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the filing and other fees paid to the SEC in connection with this Agreement and printing fees in connection with the Joint Proxy Statement and the Form S-4 shall be borne by Parent.

     SECTION 5.7 PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements and any broadly distributed internal communications with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement or broadly distributed internal communications prior to such consultation, except as either party may in good faith determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange and except for any discussions with rating agencies. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form heretofore agreed to by the parties.

     SECTION 5.8 AFFILIATES. Concurrently with the execution of this Agreement (or to the extent not practicable, as soon as practicable and in any event within 10 Business Days after the date hereof), the Company shall deliver to Parent a written agreement substantially in the form attached as Exhibit A hereto of all of the Persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act; all of such affiliates, who are affiliates as of the date of this Agreement, are identified in Section 5.8 of the Company Disclosure Schedule. Section 5.8 of the Company Disclosure Schedule shall be updated by the Company as necessary to reflect changes from the date hereof and the Company shall use reasonable best efforts to cause each Person added to such schedule after the date hereof to deliver a similar agreement.

     SECTION 5.9 STOCK EXCHANGE LISTING. Parent shall use best efforts to cause the Parent Common Stock issuable under Article II to be approved for issuance on the AMEX, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event on or prior to the Closing Date.

     SECTION 5.10 STOCKHOLDER LITIGATION. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

     SECTION 5.11 STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party and which relates to the confidentiality or information regarding the Company or its Subsidiaries or which relate to securities of the Company, other than client and customer agreements entered into by the Company or its Subsidiaries in the ordinary course of business consistent with past practice. During such period, the Company shall use reasonable best efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

     SECTION 5.12 EMPLOYEE BENEFITS.

     (a) The Surviving Corporation and its Subsidiaries and/or Parent shall employ as of the Closing Date those Employees who are employed by the Company and its Subsidiaries as of the Effective Time (the "CONTINUING EMPLOYEES") provided that no Continuing Employee shall be, or have the authority of, an officer of such Person unless elected or appointed as such by such Person.

     (b) Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, give each Continuing Employee full credit for purposes of eligibility, vesting and benefit accruals under any employee benefit plans, programs, or arrangements maintained by Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation (other than any defined benefit pension plan and the Parent Employee Stock Ownership Plan) for such Continuing Employee's service with the Company or any Subsidiary of the Company (or any predecessor entity) to the same extent such service was recognized by the Company and its Subsidiaries with respect to such Continuing Employee for the same purpose, except as may result in duplication of benefits.

     (c) Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any healthcare welfare benefit plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any healthcare welfare benefit plan maintained for the Continuing Employees immediately prior to the Effective Time, and provide, for the year in which the Effective Time occurs, credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs to the extent credited by the Company for such Continuing Employees as of immediately prior to the Effective Time.

     (d) Except as otherwise provided in Article V of this Agreement, the Surviving Corporation shall honor all obligations under the employment and change-in-control agreements set forth in Company Disclosure Schedule 5.12(d) as such agreements are amended consistent with Section 3.1(k)(x) of the Company Disclosure Schedule, in each case except to the extent superseded by agreements entered into in connection with entering into this Agreement.

     (e) The Company agrees that it shall freeze the Excess ESOP effective no later than December 31, 2004. The Company shall take all necessary action to cause the ESOP to be terminated as of the Effective Time. Subject to the terms of the ESOP and applicable law: (i) the Merger Consideration received by the Company ESOP trustee in connection with the Merger with respect to the unallocated shares of Company Common Stock shall first be applied by the Company ESOP Trustee to the full repayment of the ESOP loan; (ii) the balance of the unallocated shares of Company Common Stock shall be allocated as earnings to the accounts of all active participants in the ESOP, in accordance with the ESOP's terms and conditions in effect as of the date of this Agreement, to the maximum extent permitted under the Code and applicable law; (iii) the accounts of all participants and beneficiaries in the ESOP immediately prior to the Effective Time shall become fully vested as of the Effective Time; (iv) as soon as practicable after the date hereof, but in no event later than 60 days after the date of this Agreement, the Company shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the ESOP as of the Effective Time, with a copy to be provided to Parent and its counsel; and (v) as soon as practicable after the later of the Effective Time or the receipt of a favorable determination letter for termination from the IRS, the account balances in the ESOP shall be: (I) distributed to participants and beneficiaries; or (II) transferred to an eligible individual retirement account; or (III) in the case of Continuing Employees, transferred to Parent's 401(k) Plan, as a participant or beneficiary may direct. Prior to the Effective Time, no prepayments shall be made on the ESOP loan and contributions to the ESOP and payments on the ESOP loan may be made consistent with past practices on the regularly scheduled payment dates.

     (f) Nothing contained herein is intended to provide, or shall be construed or interpreted as providing, any Continuing Employee any right to continued employment or restrict Parent from amending or terminating any employee benefit plan, program or policy of, or any agreement with, Parent, the Company or any of their respective Subsidiaries, in accordance with the terms thereof. This Agreement is not intended, and it shall not be construed, to create third party beneficiary rights for any current or former employees of the Company or its Subsidiaries (including any beneficiaries or dependents thereof) under or with respect to any plan, program, or arrangement described in or contemplated by this Agreement.

     SECTION 5.13 TAX MATTERS. Parent and the Company shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of
Section 368(a) of the Code and to obtain the Tax opinions described in Sections 6.2(c) and 6.3(c) hereof. This

Agreement is intended to constitute a "plan of reorganization" within the meaning of Treas. Reg. Sec. 1.368-2(g). Officers of Parent and the Company shall execute and deliver to Muldoon Murphy Faucette & Aguggia LLP, counsel to the Company, and Wachtell, Lipton, counsel to Parent, certificates containing appropriate representations at such time or times as may be reasonably requested by such law firms, including the effective date of the Form S-4 and the Closing Date, in connection with their respective deliveries of opinions, pursuant to Sections 6.2(c) and 6.3(c) hereof, with respect to the Tax treatment of the Merger.

     SECTION 5.14 BOARDS OF DIRECTORS.

     (a) Effective as of the Closing, Parent shall cause the Company Holding Company Designees to be appointed to the Board of Directors of Parent and the Company Bank Designees to be appointed to the Board of Directors of Parent Bank, and will cause at least one Company Holding Company Designee to be nominated or appointed to such Board for the class of directors with a term expiring in 2008, and at least one Company Holding Company Designee to be nominated or appointed to such Board for the class of directors with a term expiring in 2007.

     (b) Effective as of the Closing, Parent shall cause Cornelius D. Mahoney to be appointed to the Corporate Governance/Nominating Committee of the Board of Directors of each of Parent and Parent Bank, or such other committee that may be established and delegated the responsibilities of nominating of directors.

     SECTION 5.15 ADVISORY BOARD OF PARENT. Parent shall establish an advisory board for the Company's Hampden and Hampshire County market areas (the "PARENT ADVISORY BOARD") and, prior to the Closing Date, shall offer to each of the members of the Board of Directors of the Company as of the Closing Date an opportunity to become a member of the Parent Advisory Board (other than the Company Holding Company Designees and the Company Bank Designees), subject to entering into a customary non-competition/non-solicitation agreement with Parent, with service on the Parent Advisory Board to commence immediately following the Closing Date. The Parent Advisory Board shall be maintained for a period ending no sooner than three years following the Closing Date. For three years following the Effective Time, the members of the Parent Advisory Board appointed pursuant to this Section 5.15 who are not employees of the Company or its Subsidiaries and who continue to serve shall receive, as compensation for service on the Parent Advisory Board, Parent Advisory Board member's fees (annual retainer and attendance fees) equal in amount each year (prorated for any partial year) to the annual retainer and schedule of attendance fees for members of the Board of Directors of the Company in effect on the date hereof.



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


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

     (a) STOCKHOLDER APPROVALS. The Company Stockholder Approval and Parent Stockholder Approval shall have each been obtained.

     (b) GOVERNMENTAL AND REGULATORY APPROVALS. Other than the filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required by the Company, Parent or any of their Subsidiaries under applicable law or regulation to consummate the Merger and the other transactions contemplated hereby, shall have been obtained or made and shall remain in full force and effect, including approval of the Merger and, if so determined by Parent, the Bank Combination, by the applicable regulatory authorities (all such approvals and the expiration of all such waiting periods, the "REQUISITE REGULATORY APPROVALS").

     (c) OTHER THIRD PARTY APPROVALS. All other notices, consents or waivers from third parties (other than Governmental Employees) with respect to the transactions contemplated by this Agreement shall have been made or obtained except as would not reasonably be expected to have a Material Adverse Effect on the Company or on Parent.

     (d) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing the consummation of the Merger or the Bank Combination.

     (e) FORM S-4; BLUE SKY LAWS. The Form S-4 shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC, and Parent shall have received all approvals required under state securities or "blue sky" laws with respect to the Merger.

     (f) STOCK EXCHANGE LISTING. The shares of Parent Common Stock issuable to the Company's stockholders as contemplated by Article II shall have been approved for listing on the AMEX, subject to official notice of issuance.

     SECTION 6.2 CONDITIONS TO OBLIGATIONS OF PARENT. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth herein, other than those listed in Sections 3.1(c) and 3.1(k)(x), shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no such representation or warranty of the Company shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Company, has had or would reasonably be expected to result in a Material Adverse Effect on the Company, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects," "Material Adverse Change," "Material Adverse Effect" or similar terms or phrases (collectively, "QUALIFIED BY MATERIALITY") in any such representation or warranty, and the representations and warranties of the Company set forth in
Section 3.1(c) and 3.1(k)(x) shall be true and correct in all material respects, at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement; and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, to such effect.

     (c) TAX OPINION. Parent shall have received the opinion of Wachtell, Lipton, in form and substance reasonably satisfactory to Parent, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and certificates obtained from officers of Parent and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 6.2(c), Wachtell, Lipton may require and rely upon representations contained in certificates of officers of Parent and the Company.

     SECTION 6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of Parent, other than those listed in Section 3.2(c), set forth herein shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no such representation or warranty of Parent shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Parent, has had or would result in a Material Adverse Effect on Parent, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material,"

"materially," "in all material respects," "Material Adverse Change," "Material Adverse Effect" or similar terms or phrases in any such representation or warranty, and the representations and warranties of Parent set forth in Section 3.2(c) shall be true and correct to the extent qualified by materiality, and otherwise shall be true and correct in all material respects, at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent, to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement; and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent, to such effect.

     (c) TAX OPINION. The Company shall have received the opinion of Muldoon Murphy Faucette & Aguggia LLP, in form and substance reasonably satisfactory to the Company, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 6.3(c), Muldoon Murphy Faucette & Aguggia LLP may require and rely upon representations contained in certificates of officers of Parent and the Company.

     (d) DEPOSIT OF MERGER CONSIDERATION. Parent shall have deposited with the Exchange Agent sufficient cash to pay the aggregate Cash Consideration.

     SECTION 6.4 FRUSTRATION OF CLOSING CONDITIONS. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.3.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, and whether before or after the Company Stockholder Approval or Parent Stockholder Approval (the party desiring to terminate this Agreement pursuant to clause (b), (c), (d) or (e) below shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision hereof pursuant to which such termination is effected):

     (a) by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company:

          (i) if the Merger shall not have been consummated by the date that is ten months following the date hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (iii) if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (iv) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint; or

          (v) if any Governmental Entity that must grant a Requisite Regulatory Approval required to complete the Merger has denied the applicable Requisite Regulatory Approval and such denial has become final and nonappealable;

     (c) by Parent, if (i) the Company shall have failed to make the Company Recommendation in the Joint Proxy Statement, (ii) the Company shall have effected a Change in the Company Recommendation or (iii) the Company shall have breached its obligations under this Agreement by reason of a failure to call or convene the Company Stockholders Meeting in accordance with Section 5.1(e);

     (d) by Parent, if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by the Company or is not cured within 30 days of written notice thereof; or

     (e) by the Company, if Parent shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Parent or is not cured within 30 days of written notice thereof.

     SECTION 7.2 EFFECT OF TERMINATION.

     (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than that



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


the provisions of Section 5.2(b) shall survive such termination for a period of two years thereafter and the provisions of Section 5.6, this Section 7.2 and
Article VIII shall survive such termination indefinitely or otherwise in accordance with their terms, provided, however, that nothing herein shall relieve any party from any liability for any willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (b) (i) In the event that (A) a Company Pre-Termination Takeover Proposal Event (as defined below) shall occur after the date of this Agreement and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(ii) as a result of a failure to obtain the Company Stockholder Approval, by Parent pursuant to Section 7.1(c) or by Parent pursuant to Section 7.1(d) and (B) prior to the date that is fifteen (15) months after the date of such termination the Company consummates a Company Takeover Proposal or enters into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "COMPANY ACQUISITION AGREEMENT") related to any Company Takeover Proposal, then the Company shall on the earlier of (i) the date such Company Acquisition Agreement is entered into or (ii) the date such Company Takeover Proposal is consummated pay Parent a fee equal to $6,000,000 by wire transfer of same day funds.

         (ii) For purposes of this Section 7.2(b), a "PRE-TERMINATION TAKEOVER PROPOSAL EVENT" shall be deemed to occur if, prior to the event giving rise to the right to terminate this Agreement, a bona fide Company Takeover Proposal shall have been made known to the Company or any of its Subsidiaries or has been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, and such Company Takeover Proposal or public announcement shall not have been irrevocably withdrawn not less than five Business Days prior to the Company Stockholders Meeting. The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 7.2(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.2(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

     SECTION 7.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval and Parent Stockholder Approval; provided, however, that after such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company and Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

     SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the



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


agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and shall expire at the Effective Time and be of no further effect thereafter. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent, to

                     Berkshire Hills Bancorp, Inc.
                     24 North Street
                     Pittsfield, Massachusetts 01201
                     Telecopy No.:  (413) 443-3587
                     Attention:  Michael P. Daly

                     with a copy to:

                     Berkshire Hills Bancorp, Inc.
                     24 North Street
                     Pittsfield, Massachusetts 01201
                     Telecopy No.:  (413) 448-9052
                     Attention:  Gerald A. Denmark

                     and

                     Wachtell, Lipton, Rosen & Katz
                     51 West 52nd Street
                     New York, New York  10019
                     Telecopy No.:  (212) 403-2000
                     Attention: Lawrence S. Makow, Esq.



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


     (b) if to the Company, to

                     Woronoco Bancorp, Inc.
                     31 Court Street
                     Westfield, Massachusetts 01085
                     Telecopy No.:  (413) 568-4171
                     Attention: Cornelius D. Mahoney

                     with a copy to:

                     Muldoon Murphy Faucette & Aguggia LLP
                     5101 Wisconsin Avenue, N.W.
                     Washington, D.C.  20016
                     Telecopy No.:  (202) 966-9409
                     Attention:  Douglas P. Faucette, Esq.

     SECTION 8.3 DEFINITIONS. For purposes of this Agreement:

     (a) an "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, that (x) any investment account advised or managed by such Person or one of its Subsidiaries or Affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such Person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an Affiliate of such Person.

     (b) "AFFILIATED PERSON" means any director, officer or 5% or greater stockholder of the referenced Person, spouse or other Person living in the same household of such director, officer or stockholder, or any company, partnership or trust in which any of the foregoing Persons is an officer, 5% or greater stockholder, general partner or 5% or greater trust beneficiary.

     (c) "BROKERED DEPOSITS" means (a) "brokered deposits" within the meaning of 12 C.F.R. ss. 337.6 and (b) deposits that are of the type having risk characteristics similar to "brokered deposits" as contemplated by the Joint Agency Advisory on Brokered and Rate Sensitive Deposits, dated May 11, 2001, of the Board of Governors of the Federal Reserve System, FDIC, Office of the Comptroller of the Currency and OTS.

     (d) "KNOWLEDGE" with respect to a party means the knowledge of such party's executive officers.

     (e) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business,



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


operations, financial condition or results of operations of such party and its consolidated Subsidiaries taken as a whole, other than (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general, (ii) any change, effect, event or occurrence relating to the financial services industry to the extent not affecting such Person to a greater extent than it affects other Persons in industries in which such Person competes, (iii) any change, effect, event or occurrence relating to the announcement hereof, (iv) any change in banking, savings association and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities and (v) any change in GAAP or regulatory accounting requirements applicable to banks, savings associations or their holding companies generally.

     (f) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     (g) a "SUBSIDIARY" of any Person means another Person an amount of the voting securities, other voting ownership or voting partnership interests of which sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

     SECTION 8.4 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means, in the case of any agreement or instrument, such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and, in the case of statutes, such statutes as in effect on the date of this Agreement. References to a Person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local or foreign statute or law shall be deemed to also refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

     SECTION 8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become



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


effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.

     SECTION 8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.5, which shall inure to the benefit of and be enforceable by the Persons referred to therein, is not intended to confer upon any Person other than the parties any rights or remedies.

     SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, provided, however, that Parent may assign its rights and obligations, in whole or in part, under this Agreement to Parent or any wholly-owned, direct Subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.9 CONSENT TO JURISDICTION. The parties to this Agreement irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts, applying Delaware law, and of the United States of America located in the Commonwealth of Massachusetts, applying Delaware law, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice of document by U.S. registered mail delivered to the parties shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties to this Agreement irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in the courts of the Commonwealth of Massachusetts, applying Delaware law, or the United States of America located in the Commonwealth of Massachusetts, applying Delaware law, and further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 8.10 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.12 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

           IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.




                                        BERKSHIRE HILLS BANCORP, INC.




                                    By: /s/  MICHAEL P. DALY
                                        ---------------------------
                                        Name:  Michael P. Daly
                                        Title: President and Chief
                                        Executive Officer



                                        WORONOCO BANCORP, INC.




                                    By: /s/  CORNELIUS D. MAHONEY
                                        ---------------------------
                                        Name:  Cornelius D. Mahoney
                                        Title: Chairman, President and
                                        Chief Executive Officer




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


                                                                       EXHIBIT A

                            FORM OF AFFILIATE LETTER

                                                           ______________, 200_

Berkshire Hills Bancorp, Inc.
24 North Street
Pittsfield, Massachusetts 01201


Attention:  General Counsel

Ladies and Gentlemen:

      I have been advised that I may be deemed to be an "affiliate" of Woronoco Bancorp, Inc., a Delaware corporation (the "COMPANY"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger dated as of December 16, 2004 (the "MERGER AGREEMENT"), by and between Berkshire Hills Bancorp, Inc., a Delaware corporation ("PARENT"), and the Company, the Company plans to merge with and into Parent (the "MERGER") with Parent being the surviving corporation. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

      I further understand that, as a result of the Merger, in exchange for shares of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") I may receive common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK").

      I have read this letter and discussed the requirements hereof to the extent I felt necessary with my counsel or counsel for the Company.

      I represent, warrant and covenant with and to Parent that in the event I receive any Parent Common Stock as a result of the Merger:

      1. I shall not make any sale, transfer, or other disposition of such Parent Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter or interpretive letter from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act, or (iv) I have the right to have the legend set forth in Sections 3 and 4 below removed pursuant to Section 4 below.

      2. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Securities Act or,



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


other than as set forth below, to take any other action necessary in order to make compliance with an exemption from such registration available.

      3. I understand that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock issued to me as a result of the Merger and that there will be placed on the certificates, if any, for such shares, or any substitutions therefor, a legend stating in substance:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND BERKSHIRE HILLS BANCORP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BERKSHIRE HILLS BANCORP, INC."

      4. I understand that, unless the transfer by me of the Parent Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates, if any, issued to my transferee:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT OF 1933."

      It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legend and/or any stop transfer instructions will be lifted (A) if one year (or such other period as may be required by Rule 145(d)(2) or any successor thereto) shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) (or any successor thereto) are then available to me, (B) if two years (or such other period as may be required by Rule 145(d)(3) or any successor thereto) shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) (or any successor thereto) are then available to me or (C) if I shall have delivered to Parent (i) a copy of a "no-action" letter or interpretative letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or (ii) a written statement from me representing that that the Parent Common Stock represented by such certificates are being or have been sold in conformity with the provisions of Rule 145(d) or pursuant to an effective registration statement under the Securities Act.



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


      Execution of this letter should not be considered an admission on my part of "affiliate" status as described in the first paragraph of this letter agreement, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

      By acceptance hereof, Parent agrees, for a period of two years after the Effective Time that, so long as it is obligated to file reports pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that it will use its reasonable best efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me if I desire to transfer Parent Common Stock issued to me in the Merger.


                                    Very truly yours,


                                    By: _______________________
                                        Name:


Accepted this ____ day of
________________, 200_.

BERKSHIRE HILLS BANCORP, INC.

By: _____________________________
    Name:
    Title:


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